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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. 1)

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BellSouth Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BellSouth Corporation 1155 Peachtree Street, N.E. Atlanta, Georgia 30309

March 10, 2006

To My Fellow Shareholders:

It is my pleasure to invite you to attend the 2006 Annual Meeting of BellSouth Shareholders to be held on Monday, April 24th in Atlanta, Georgia. The meeting will begin with a discussion of and voting on the matters described in the attached Proxy Statement and Notice of Annual Meeting, followed by my report on BellSouth's financial performance and operations.

The attached Proxy Statement is a critical element of the corporate governance process. Its purpose is to answer your questions, and to provide you with information about BellSouth's Board of Directors and executive officers and a discussion of proposals that require your vote.

Your vote is important to us. It is important that your views be represented whether or not you plan to attend the Annual Meeting. The Board's recommendations are included with the description of each proposal in this Proxy Statement. In summary, the Board recommends that shareholders vote "FOR" proposals 1 and 2 and "AGAINST" proposal 3. We encourage you to take the time to read each of the proposals and vote promptly by using either the Internet or telephone, or by returning a completed proxy card.

We look forward to seeing you at the 2006 Annual Meeting. For your convenience, a map and directions are provided on the back of this document. If you are unable to attend in person, you can access a webcast of the Annual Meeting at our website, www.bellsouth.com/investor. On behalf of the management and directors of BellSouth Corporation, I want to thank you for your continued support and confidence in BellSouth.

Sincerely,

Duane Ackerman
Chairman of the Board and Chief Executive Officer

NOTICE OF THE 2006 ANNUAL MEETING OF SHAREHOLDERS

DATE AND TIME	Monday, April 24, 2006. The meeting will begin promptly at 9:00 a.m. Eastern time.
PLACE	Cobb Galleria Centre Ballroom, 2 Galleria Parkway, Atlanta, Georgia 30339
Directions are printed on the back of this document and on the proxy card for registered shareholders.
WEBCAST	You can access the live audio and slides presented at the 2006 Annual Meeting on our website at www.bellsouth.com/investor.
ITEMS OF BUSINESS	• Elect eleven directors to serve until the next annual meeting.
• Ratify the appointment of PricewaterhouseCoopers LLP as BellSouth's independent registered public accounting firm for the year 2006.
• Vote on a shareholder proposal, if presented at the meeting.
• Transact such other business as may properly come before the meeting and any adjournment or postponement.
WHO MAY VOTE	You can vote if you were a shareholder of record on March 6, 2006. Your shares can be voted at the meeting only if you are present or represented by a valid proxy.
PROXY VOTING	Your vote is important. Please vote as soon as possible in one of these ways, even if you plan to attend the meeting:
• By Internet — visit the website on the proxy card or in your e-mail notice; or
• By telephone — use the toll-free telephone number on the proxy card; or
• By mail — mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.
You may also submit a ballot at the Annual Meeting of Shareholders on April 24, 2006.
ADMISSION
Shareholders who owned BellSouth stock as of the record date will be admitted to the Annual Meeting with verification of stock ownership, such as your account statement or the admission card attached to your proxy card.

By order of the BellSouth Board of Directors,

Rebecca M. Dunn
Senior Vice President — Corporate Compliance and Corporate Secretary

March 10, 2006

PROXY STATEMENT TABLE OF CONTENTS

PROXY STATEMENT

QUESTIONS AND ANSWERS ABOUT VOTING AND THE ANNUAL MEETING

What is the purpose of this Proxy Statement?

The purpose of this Proxy Statement is to provide information regarding matters to be voted on at the 2006 Annual Meeting of BellSouth Shareholders. Additionally, it contains certain information that the Securities and Exchange Commission requires BellSouth to provide annually to its shareholders. The Proxy Statement is also the document used by BellSouth's Board of Directors to solicit proxies to be used at the 2006 Annual Meeting. Proxies are solicited to give all shareholders of record an opportunity to vote on the matters to be presented at the Annual Meeting, even if they cannot attend the meeting. The Board has designated a Directors' Proxy Committee, which will vote the shares represented by proxies at the Annual Meeting in the manner indicated by the proxies. The members of the Directors' Proxy Committee are James P. Kelly, Leo F. Mullin and William S. Stavropoulos.

The Proxy Statement and the accompanying proxy card are being mailed to BellSouth shareholders beginning on or about March 10, 2006.

Who is entitled to vote on the matters discussed in the Proxy Statement?

You are entitled to vote if you were a shareholder of record of BellSouth stock as of the close of business on March 6, 2006. Your shares can be voted at the meeting only if you are present or represented by a valid proxy.

What proposals will require my vote?

You are being asked to vote on the following:

  •
  the election of eleven director nominees (Proposal 1);

  •
  the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year 2006 (Proposal 2);

  •
  the shareholder proposal described in this Proxy Statement, if presented at the Annual Meeting (Proposal 3); and

  •
  any other business properly coming before the meeting and any adjournment or postponement.

How does the Board of Directors recommend that I vote?

The Board recommends that you vote:

  •
  "FOR" election of the eleven director nominees (Proposal 1);

  •
  "FOR" ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the year 2006 (Proposal 2); and

  •
  "AGAINST" the shareholder proposal (Proposal 3).

How can I vote?

You can vote in person by completing a ballot at the Annual Meeting, or you can vote prior to the meeting by proxy. Even if you plan to attend the meeting, we encourage you to vote your shares as soon as possible by proxy. You can vote by proxy using the Internet, by telephone or by mail, as discussed below.

How do I vote by proxy?

Vote by Internet:    You can vote your shares using the Internet. With the enclosed proxy card in hand, go to the website indicated on the proxy card and follow the instructions. Internet voting is available twenty-four hours a day, seven days a week until 11:00 p.m. Eastern time on April 23, 2006. You will be given the opportunity to confirm that your instructions have been properly recorded. If you vote on the Internet, you do NOT need to return your proxy card.

Vote by Telephone:    You can vote your shares by telephone if you have a Touch-Tone phone. With the enclosed proxy card in hand, call the toll-free telephone number shown on the proxy card and follow the instructions. Telephone voting is available twenty-four hours a day, seven days a week until 11:00 p.m. Eastern time on April 23, 2006. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. If you vote by telephone, you do NOT need to return your proxy card.

Vote by Mail:    If you prefer to vote by mail, mark the proxy card, date and sign it, and return it in the postage-paid envelope provided. If you sign the proxy card but do not specify how you want your shares to be voted, your shares will be voted by the Directors' Proxy Committee in favor of the election of all of the director nominees and in accordance with the directors' recommendations on the other proposals listed on the proxy card. All properly executed proxy cards received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated by those proxy cards.

If you are an employee of BellSouth or Cingular Wireless LLC ("Cingular") participating in certain employee plans, please refer to, "How are my employee plan shares voted?" on page 5 for a discussion regarding the deadline for voting your proxy.

If you hold your shares in "street or beneficial name" (that is, you hold your shares through a broker, bank, or other nominee), your ability to vote by telephone or the Internet depends on the voting processes of the broker, bank or other nominee. Please follow the instructions on the voting instruction form or proxy card carefully.

Can I assign my proxy to someone else?

If you want to assign your proxy to someone other than the Directors' Proxy Committee, you should cross out the names of the Committee members appearing on the proxy card and insert the name(s) of up to three other people. The person(s) you have assigned to represent you must present your signed proxy card and a completed ballot at the meeting to vote your shares.

Can I change my mind after I vote?

If you vote by proxy, you can revoke that proxy at any time before it is voted at the meeting. You can do this in one of the following three ways:

  (1)
  vote again on the Internet or by telephone prior to the meeting; or

  (2)
  sign another proxy card with a later date and return it to us prior to the meeting; or

  (3)
  attend the annual meeting in person and cast a ballot.

If you are an employee of BellSouth or Cingular participating in certain employee plans, please refer to, "How are my employee plan shares voted?" on page 5 for a discussion regarding the deadline for voting your proxy.

How will a proposal or other matter that was not included in the Proxy Statement be handled for voting purposes if it comes up at the Annual Meeting?

If any matter that is not described in this Proxy Statement should properly come before the meeting, the Directors' Proxy Committee will vote the shares represented by it in accordance with its members' best judgment. The Directors' Proxy Committee will not use its discretionary voting authority with respect to any validly conducted solicitation in opposition. In addition, shares represented by proxy cards that are marked to deny discretionary authority to the Directors' Proxy Committee on other matters considered at the meeting will not be voted on these matters and will not be counted in determining the number of votes cast with respect to those matters. At the time this Proxy Statement went to press, the Company did not know of any other matters that might be presented for shareholder action at the Annual Meeting.

What constitutes a quorum for the Annual Meeting?

Forty percent of the voting power of the outstanding shares of BellSouth common stock as of the close of business on the record date, March 6, 2006, must be present, either in person or represented by proxy, to constitute a quorum necessary to conduct the Annual Meeting. On January 31, 2006, there were 1,814,341,987 shares of BellSouth common stock outstanding. This total includes shares issued to certain grantor trusts, which are not considered outstanding for financial reporting purposes. Shares represented by proxies received but marked as abstentions or as withholding voting authority for any or all director nominees, and shares represented by proxies received but reflecting broker non-votes, will be counted as present at the meeting for purposes of establishing a quorum.

What vote is required to approve each proposal, and how will my vote be counted?

Election of Directors:    Directors are elected by a plurality of the votes, which means that the eleven nominees who receive the highest number of properly executed votes will be elected as directors, even if those nominees do not receive a majority of the votes cast. Each share of BellSouth stock is entitled to one vote for each of the eleven director nominees. Shares represented by proxies that are marked "withhold authority" for the election of one or more director nominees will not be counted in determining the number of votes cast for those persons.

Ratification of the Appointment of the Independent Registered Public Accounting Firm:    Approval of this proposal requires the affirmative vote of a majority of the votes cast. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the vote.

Shareholder Proposal:    Approval of the shareholder proposal requires the affirmative vote of a majority of the votes cast. Any shares that are not voted (whether by abstention or otherwise) will have no impact on the vote.

How many votes am I entitled to per share?

Each share of BellSouth stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the meeting. All shares entitled to vote and represented by properly executed proxies received before the polls are closed at the Annual Meeting, and not revoked or superseded, will be voted at the Annual Meeting in accordance with the instructions indicated by those proxies.

Who will tabulate and certify the vote?

Representatives of the Company's transfer agent, Mellon Investor Services LLC, will tabulate the vote, which will be certified by an independent inspector of elections.

What is the difference between a registered shareholder and a beneficial holder of shares?

If your BellSouth shares are registered directly in your name with our transfer agent, Mellon Investor Services LLC, you are considered a "registered shareholder" with respect to those shares. If this is the case, the proxy materials have been sent or provided directly to you by BellSouth.

If your BellSouth shares are held in a stock brokerage account or by a bank or other nominee, you are considered the "beneficial holder" of the shares held for you in what is known as "street name." If this is the case, the proxy materials have been forwarded to you by your brokerage firm, bank or other nominee, or their agent which is considered the shareholder of record with respect to these shares. As the beneficial holder, you have the right to direct your broker, bank or other nominee as to how to vote your shares by using the voting instruction form or proxy card included in the proxy materials, or by voting via telephone or the Internet. Follow the voting instructions provided by your brokerage firm, bank or other nominee, or their agent.

I am a beneficial holder. How are my shares voted if I do not return voting instructions?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority, under the rules of the New York Stock Exchange, to vote shares on certain "routine" matters for which their customers do not provide voting instructions by the tenth day before the meeting. The election of directors and the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company are considered routine matters. The shareholder proposal in this year's Proxy Statement is not considered "routine" under the applicable rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial holder of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a "broker non-vote." In tabulating the voting result for any particular proposal, shares that are subject to broker non-votes with respect to that proposal will not be considered voted either for or against it. Because all three proposals scheduled to be voted on at the Annual Meeting will be decided by a majority or plurality of the votes cast, broker non-votes on any one of those proposals will have no effect on the outcome of the vote on that proposal at the Annual Meeting, assuming that a quorum is obtained.

What is "householding" and how does it affect me?

Householding is a program, approved by the Securities and Exchange Commission, which allows the delivery of only one package of shareholder proxy materials if there are multiple BellSouth shareholders who live at the same address. This means that, if your household participates in the householding program, you will receive an envelope containing one set of proxy materials and a separate proxy card for each shareholder account in the household. Please vote all proxy cards enclosed in the package.

Participation in householding will not impact or apply to any of your other shareholder mailings, such as dividend checks, Forms 1099 or account statements.    If you are a registered shareholder, your participation in householding continues until you or any member of your household revokes his or her implied consent by calling BellSouth Shareholder Services at 1-800-631-6001 and requesting to opt out. Alternatively, you may revoke your consent by writing to BellSouth Shareholder Services, P.O. Box 3336, South Hackensack, N.J. 07606-1936. If you live in an eligible household that is not currently participating in this program and are receiving multiple copies of the Annual Report and Proxy Statement, you can request to participate in householding by contacting BellSouth Shareholder Services at 1-800-631-6001.

If you are a beneficial holder, you can request information about householding from your broker, bank or other nominee.

Householding saves BellSouth money by reducing printing and postage costs, and it is environmentally friendly. It also creates less paper for participating shareholders to manage.

What does it mean if I receive more than one BellSouth shareholder package?

If you receive more than one package of shareholder proxy materials, this means that you have multiple accounts holding BellSouth shares with brokers and/or our transfer agent. Please vote all of your shares by voting the proxy card included in each package. Additionally, to avoid receiving multiple sets of materials in the future, we recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. If you are a beneficial holder, please call your broker for instructions. If you are a registered shareholder, contact BellSouth Shareholder Services at 1-800-631-6001 for instructions regarding how to consolidate multiple accounts or arrange for householding.

How are my employee plan shares voted?

For Employees of BellSouth:    If you are a registered shareholder and/or own BellSouth stock in the Savings and Security Plan ("SSP") and/or the BellSouth Retirement Savings Plan ("BRSP"), and the accounts are registered in the same name, you will receive one proxy card representing your combined shares that will serve as voting instructions to the Directors' Proxy Committee, if applicable, and also to the trustees of those plans.

For Employees of Cingular:    If you own BellSouth stock through the Cingular Wireless 401(k) Savings Plan, and you are also a registered BellSouth shareholder with your account in the same name, you will receive one proxy card representing the combined shares that will serve as voting instructions to the Directors' Proxy Committee, if applicable, and also to the trustee of that plan.

Participants in the BellSouth and Cingular employee plans must vote their proxies no later than 9:00 a.m. Eastern time on Friday, April 21, 2006. The trustees will vote plan shares that are not voted by this deadline in the same proportion as the shares that are voted within each plan. Participants in the employee plans may not vote the shares owned through those plans after that point in time, including at the Annual Meeting.

What happens if I abstain from voting?

If your shares are represented at the Annual Meeting, in person or by proxy, but you abstain from voting on a matter, or include instructions in your proxy to abstain from voting on a matter, your shares will be counted for the purpose of determining if a quorum is present, but will not be counted as either an affirmative vote or a negative vote with respect to that matter. Because all three proposals scheduled to come before the meeting will be decided by a majority or plurality of the votes cast, an abstention on one of those proposals will have no effect on the outcome of the vote on that proposal, assuming that a quorum is obtained.

What do I need to do if I want to attend the Annual Meeting?

You do not need to make a reservation to attend the Annual Meeting. However, please note that you will need to demonstrate that you are a BellSouth shareholder to be admitted to the meeting. If your shares are registered in your name, an admission card is attached to the enclosed proxy card. Bring the admission card with you to the meeting. If your shares are held in the name of your broker, bank or other nominee, you will need to bring evidence of your stock ownership, such as your most recent account statement. If you do not have an admission card or proof that you own BellSouth stock, you may not be admitted to the meeting.

Attendance at the Annual Meeting is limited to BellSouth shareholders, members of their immediate families or their named representatives. BellSouth reserves the right to limit the number of representatives who may attend the meeting.

Can I view the Proxy Statement and Annual Report over the Internet instead of receiving them in the mail?

If you are a registered BellSouth shareholder, you can elect to receive notice of all your future proxy materials over the Internet by enrolling in MLinksm. MLink is a service offered by our transfer agent, Mellon Investor Services LLC, that allows you convenient and easy online access to your shareholder communications. If you enroll in MLink, your proxy materials, including the annual report and proxy statement, will be made available to you via an e-mail notification with a hyperlink to the voting site containing the information. You can obtain more information and enroll in MLink by accessing your registered shareholder account at www.melloninvestor.com/isd.

Please be aware that if you enroll in MLink to obtain electronic copies of your proxy materials, all of your shareholder communications, including BellSouth Direct Investment Plan statements, notices of direct deposit of dividends, other transaction advices, and Internal Revenue Service ("IRS") Forms 1099, will be available to you only online. You will no longer receive them via U.S. mail.

You can cancel your MLink enrollment at any time by accessing your personal profile on your online shareholder account, or by calling 1-800-631-6001.

If you hold your BellSouth stock through a broker, bank or other nominee, please refer to the information provided by that entity for instructions regarding how to elect to view future proxy statements and annual reports over the Internet.

STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS

Corporate Governance Philosophy

The Board of Directors oversees the business of BellSouth in accordance with the Georgia Business Corporation Code, as implemented by the Company's Articles of Incorporation and By-laws. The principal role of the Board of Directors is to govern the affairs of the Company for the benefit of its shareholders. To the extent appropriate under Georgia law, the Board also considers the interests of other constituencies, which include the Company's employees, customers, suppliers and the communities in which it does business. The Board strives to promote the success of the Company's business through the election of qualified executive officers. BellSouth's Board of Directors and management team are committed to conducting the business of the corporation in accordance with high standards of ethics, corporate governance and disclosure.

The Board is responsible for overseeing management's implementation of the Company's ethics and compliance program. Under that program, employees are required to conduct the Company's activities in an ethical and lawful manner. As part of the ethics and compliance program, the Company has established, and the Board of Directors has approved, a code of conduct entitled "Our Values in Action." It governs the way we treat our customers and co-workers, guides our community interactions, and strengthens our commitment to excellence and integrity.

"Our Values in Action" applies to our directors, officers and all of our employees, including our Chief Executive Officer, President and Chief Operating Officer, Chief Financial Officer and Controller. The code satisfies the Securities and Exchange Commission's requirements for a code of ethics for senior financial officers. Any waiver of the code for a member of the Board of Directors or an executive officer requires the approval of the Audit Committee and will be promptly disclosed on our website. No waivers have been granted under the code. All employees are expected to report any situation where they believe our internal policies or external laws are being violated.

The Board has adopted Corporate Governance Principles that set forth the guidelines for the operation of the Board and its Committees. The Board conducts an annual review of the Company's governance practices and procedures, evaluating them against corporate governance best practices.

"Our Values in Action" and the Corporate Governance Principles are available on the Company's website at www.bellsouth.com/corporate_governance. Printed copies of "Our Values in Action" and the Corporate Governance Principles can be obtained, without charge, by contacting the Office of the Corporate Secretary, BellSouth Corporation, Suite 19A01, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610.

Standards of Independence for BellSouth's Board of Directors

BellSouth has established categorical standards of independence for the Board of Directors. These standards, outlined in the Corporate Governance Principles, comply with the standards of independence set forth by the New York Stock Exchange. Under the BellSouth standards, an independent director is one who has been determined by the Board of Directors to have no material relationship with BellSouth and who otherwise:

  •
  has never been an employee of BellSouth or any of its subsidiaries;

  •
  is not an immediate family member of a current or former executive officer of BellSouth or any of its subsidiaries;

  •
  has not been employed, or whose immediate family member has not been employed, within the preceding three years, as an executive officer of another company where any of BellSouth's current executives serve on that company's compensation committee;

  •
  has no personal interest in any significant transactions or business relationships with BellSouth that would create a conflict of interest;

  •
  has not been employed by a company providing services to BellSouth of a nature or magnitude that would compromise the objectivity of the Board member. A director will not be considered to meet this criteria if the director is an executive officer or an employee, or an immediate family member is an executive officer, of a company that has made payments to, or received payments from, BellSouth for property or services in an amount:

  (A)
  that accounts for at least 2% or $1 million, whichever is greater, of BellSouth's consolidated gross revenues; or

  (B)
  for which BellSouth accounts for at least 2% or $1 million, whichever is greater, of such other company's consolidated gross revenues, until three years after falling below such threshold;

  •
  has not received any significant direct or indirect compensation or benefits from BellSouth other than that received for services as a director. A director will be considered to receive significant compensation from BellSouth if the director receives, or an immediate family member of the director receives, more than $100,000 in any twelve month period in direct compensation from BellSouth, other than the standard compensation paid to directors generally (provided such compensation is not contingent in any way on continued service), until three years after he or she ceases to receive such compensation;

  •
  is not, or an immediate family member is not, a current partner of a firm that is BellSouth's internal or external auditor; is not a current employee of such a firm; does not have an immediate family member who is a current employee of such a firm and who participates in the firm's audit, assurance or tax compliance (but not tax planning) practice; or has not been, or an immediate family member has not been, within the last three years (but is no longer) a partner or employee of such a firm and personally worked on BellSouth's audit within that time; and

  •
  does not serve, or whose spouse does not serve, as an officer, director or trustee of a not-for-profit organization to which BellSouth has made charitable contributions which, in the aggregate, are greater than 2% or $1 million (whichever is greater) of that organization's total revenues for its last fiscal year. (BellSouth's matching of employee charitable contributions will not be included in determining the amount of BellSouth's contributions for this purpose.)

Additionally, Audit Committee members must not receive any compensation from BellSouth other than directors' fees and must not be affiliated persons of the Company, other than by virtue of their directorship.

Independence of Directors

The Board annually assesses the outside affiliations of each director to determine if any of these affiliations could cause a potential conflict of interest or could interfere with the independence of the director based on the standards of independence set forth above. Based on information furnished by all members regarding their relationships with BellSouth and research conducted by management with respect to outside affiliations, the Board has determined that the following directors are independent: Reuben V. Anderson, James H. Blanchard, J. Hyatt Brown, Armando M. Codina, Kathleen F. Feldstein, James P. Kelly, Leo F. Mullin, Robin B. Smith and William S. Stavropoulos. None of these directors (referred to in this Proxy Statement as "non-management directors") has a material relationship with BellSouth, and each is independent because:

  •
  they each satisfy the independence standards set forth above;

  •
  they each satisfy the independence standards set forth in Rule 10A-3 under the Securities Exchange Act of 1934; and

  •
  they each satisfy the criteria for independence set forth in Rule 303A.02(b) of the New York Stock Exchange Listed Company Manual.

Independence of Committee Members

Each of the members of the Audit, Director Nominating and Corporate Governance, and Executive Nominating and Compensation Committees is independent in accordance with the New York Stock Exchange listing standards and the director independence standards set forth above. No member of the Audit Committee receives any compensation from BellSouth other than directors' fees or is an affiliated person of BellSouth (other than by virtue of his or her directorship). Members of the Executive Nominating and Compensation Committee meet the additional standards applicable to "outside directors" under Internal Revenue Code Section 162(m) and qualify as "non-employee directors" as defined in Rule 16b-3 under the Securities Exchange Act of 1934.

Related Party Transactions

The independent directors listed in the following paragraphs are affiliated with companies that have business relationships with the Company. The Board of Directors has determined that none of these relationships is material and that the relationships do not prevent the directors from being "independent directors."

Reuben V. Anderson is a partner in the law firm of Phelps Dunbar, located in Jackson, Mississippi. During 2005, two subsidiaries of BellSouth retained Phelps Dunbar regarding certain legal matters. The amount of fees paid to Phelps Dunbar for such services was approximately $178,000, which was less than 2% of the firm's gross revenues for the last fiscal year. In making the determination that this relationship is not material and does not prevent Mr. Anderson from being an "independent director," the Board took into account the fact that the fees paid to Phelps Dunbar are comparable to those paid to other law firms for similar services, and that the amount of fees paid to Phelps Dunbar by BellSouth is insignificant both to BellSouth and to the firm.

James H. Blanchard is Chairman of the Board of Synovus Financial Corp. Its subsidiary, Creative Financial Group, Ltd., provides financial planning services on a non-exclusive basis to employees of the Company under an employee benefit plan. The amount paid by the Company to Creative Financial Group under the plan was approximately $343,000 in 2005, which was less than 2% of Synovus' gross revenues for the last fiscal year. In making the determination that this relationship is not material and does not prevent Mr. Blanchard from being an "independent director," the Board took into account the fact that the fees paid to Creative Financial Group are comparable to those paid to other financial planning companies for similar services, and that the amount of fees paid to Creative Financial Group is insignificant both to BellSouth and to Synovus.

Armando M. Codina is Chairman of the Board and Chief Executive Officer of Codina Group, Inc. During 2002, Sunlink Corporation, the Company's real estate subsidiary, engaged Codina Realty Services, Inc., a subsidiary of Codina Group, to handle the sale of a BellSouth property. The transaction to sell this property was consummated in 2005. The broker's fee paid to Codina Group was approximately $812,000, which was less than 2% of the firm's gross revenues for the last fiscal year. In making the determination that this relationship is not material and does not prevent Mr. Codina from being an "independent director," the Board took into account the fact that the fees paid to Codina Group were comparable to fees paid to other brokerage firms for similar services and that the amount of the fees is insignificant both to BellSouth and to Codina Group.

Director Nomination Process

BellSouth believes that it is important to have a strong, independent Board of Directors that is accountable to the Company's owners. As provided in its Charter, the Director Nominating and Corporate Governance Committee is responsible for identifying qualified individuals as candidates to become directors. The Committee seeks input from the Chairman of the Board, other Board members and a professional search firm retained by the Committee. It also considers and evaluates any candidates recommended by shareholders.

In accordance with the Company's Corporate Governance Principles, the Committee seeks to establish a Board that will bring to the Company a broad range of experience, knowledge and judgment. A candidate's breadth of experience should enable him or her to contribute meaningfully to the governance of a complex, multi-billion dollar enterprise. The candidate should not represent the interests of particular constituencies. When the Committee reviews a potential candidate, the Committee looks specifically at the candidate's qualifications in light of the needs of the Board and the Company at that time, given the current mix of director attributes. The Committee also considers such factors as the integrity of the candidate, whether the candidate would be independent, as well as the candidate's commitments, including service on other boards, to assess whether the candidate has sufficient time to devote to service on the BellSouth Board of Directors.

The Committee believes that the members of the Board should ideally have collective knowledge of and experience in the following areas:

•	Corporate Governance	•	Competitive Positioning
•	Business Operations	•	Legal/Public Policy/Government
•	Finance/Accounting	•	Economics
•	Corporate Strategy	•	Technology
•	Marketing/Consumer Brand Marketing	•	Industry Knowledge
•	Major Industry Restructuring

Shareholders who would like to recommend director candidates for consideration at the 2007 Annual Meeting of Shareholders should write to the Office of the Corporate Secretary, BellSouth Corporation, Suite 19A01, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610. This notification must be received by the Company between December 22, 2006 and February 7, 2007, and must provide information about the nominee's qualifications for Board membership and other information required by the By-laws. A copy of the By-laws is available on the Company's website, www.bellsouth.com/corporate_governance. Alternatively, a copy of the By-laws can be obtained by writing to the Corporate Secretary at the address set forth above. The Committee will evaluate any director candidate nominated by shareholders according to the criteria discussed above and, based on the results of that evaluation, will determine whether to include the candidate in its recommended slate of director nominees in the proxy statement.

Other Matters

Leo F. Mullin served as the Chief Executive Officer of Delta Air Lines, Inc. from 1997 through December 2003 and as its Chairman of the Board from 1999 through May 2004. Delta Air Lines filed for protection under Chapter 11 of the United States Bankruptcy Code in September 2005.

Director Attendance at Board, Committee and Annual Meetings

The Board of Directors held nine meetings in 2005. Average director attendance at all Board and committee meetings held during 2005 was 95%.

It is BellSouth's policy that Board members should make every attempt to attend BellSouth's annual meetings of shareholders. All directors attended the 2005 Annual Meeting.

Executive Sessions of the Board

Non-management directors met throughout the year in regularly scheduled executive sessions without members of management. In 2005, the position of presiding director rotated among the Committee Chairs based on the subject matter for discussion during the session. In 2006, the Lead Director will preside over the executive sessions.

Committees of the Board

The Board of Directors has five standing committees that assist the Board in carrying out its duties: the Audit Committee; the Director Nominating and Corporate Governance Committee; the Executive Nominating and Compensation Committee; the Finance/Strategic Planning Committee; and the Public Policy Committee. An additional Committee, the Executive Committee, meets only when called by the Chairman of the Board or by two other members of the Executive Committee. The charter of each of these committees is available on the Company's website at www.bellsouth.com/corporate_governance and may be obtained, without charge, by contacting the Office of the Corporate Secretary, BellSouth Corporation, Suite 19A01, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610. Information regarding each of the Board's committees is shown in the chart on page 11.

Committees of the Board

Committees	Members as of 12/31/2005	Primary Duties and Responsibilities of the Committee		2005 Meetings

Audit (See Committee Report on page 17.)	William S. Stavropoulos, Chair J. Hyatt Brown Kathleen F. Feldstein	• • • • • •	Oversees the integrity of the Company's financial statements. Reviews the qualifications, independence and performance of the independent registered public accounting firm. Reviews with the Chief Corporate Auditor and the independent registered public accounting firm the completeness of coverage of key risk areas, including the effective use of audit resources and the scope of the audit plan. Oversees the Company's system of internal controls. Oversees the performance of the Company's internal audit organization. Oversees the Company's system of compliance and business conduct.	9

Director Nominating and Corporate Governance (See Committee Report on page 15.)	Leo F. Mullin, Chair James P. Kelly Robin B. Smith	• • • • • •	Oversees and evaluates corporate governance issues and makes recommendations to the Board regarding governance principles and practices. Reviews the qualifications of and recommends nominees for election to the Board. Annually reviews the qualifications and independence of current directors. Recommends a corporate philosophy and strategy governing non- management director compensation. Provides oversight of the Company's program of director compensation and benefits. Recommends and oversees a process for the annual assessment of performance of the Board and its Committees.	3

Executive Nominating and Compensation (See Committee Report on page 20.)	James P. Kelly, Chair Leo F. Mullin Robin B. Smith	• • • • • •	Oversees the nomination and election of executive officers and oversees the executive officer succession plans. Oversees the Company's executive compensation and benefits program, including incentive compensation and equity-based compensation plans. Reviews and approves corporate goals and objectives relevant to CEO compensation. Evaluates the performance of the CEO and approves the annual salary, short-term bonus and long-term incentive compensation and other benefits of the CEO. Oversees the Company's qualified employee benefit plans. Oversees strategic human resources issues.	11

Finance/Strategic Planning	Armando M. Codina, Chair Reuben V. Anderson James H. Blanchard	• •	Reviews, approves or recommends to the full Board the long-term business goals and strategies of the Company, including strategic considerations in the allocation of corporate resources, such as establishing the dividend policy. Oversees the financial objectives and policies of the Company with respect to financial plans and treasury operations.	6

Public Policy	Reuben V. Anderson, Chair James H. Blanchard Armando M. Codina	• • •	Oversees and makes recommendations to the Board with respect to major public policy issues and legislation that may affect the business operations, financial performance or public image of the Company. Oversees the Company's plans and policies with respect to diversity and inclusion. Oversees the Company's political, civic, charitable, educational and philanthropic contributions and activities.	2

Executive	F. Duane Ackerman, Chair Reuben V. Anderson Armando M. Codina James P. Kelly Leo F. Mullin William S. Stavropoulos	•	Exercises the interim power and authority delegated to the
Committee at any time when any matter requires expeditious action by the Board of Directors or when it would not be practical for the
			full Board to meet to review or act upon any matter.	None

Compensation Committee Interlocks and Insider Participation

The Executive Nominating and Compensation Committee consists of James P. Kelly, Leo F. Mullin, and Robin B. Smith. None of the members of the Executive Nominating and Compensation Committee is a former or current officer or employee of the Company or any of its subsidiaries.

Director Compensation Program — 2005

The Director Nominating and Corporate Governance Committee is responsible for recommending the compensation program for the non-management directors. Payments made in 2005 under the existing program are described below.

Annual Cash Retainers:    Non-management directors received an annual cash retainer of $40,000. The Chair of each Board Committee received an additional cash retainer of $5,000.

Meeting Fees:    Non-management directors were paid $1,800 for attendance at each Board meeting and $1,500 for attendance at each Committee meeting.

Directors may defer all or a portion of their retainers and meeting fees under the Directors' Compensation Deferral Plan.

The following chart indicates amounts paid to each director in 2005 for retainers and meeting fees:

2005 Director Cash Compensation

Director	Annual Board/Committee Retainers	Board Meeting Fees	Committee Fees	Total

Reuben V. Anderson	$45,000	$16,200	$12,000	$73,200

James H. Blanchard	$40,000	$16,200	$12,000	$68,200

J. Hyatt Brown	$40,000	$14,400	$10,500	$64,900

Armando M. Codina	$45,000	$12,600	$12,000	$69,600

Kathleen F. Feldstein	$40,000	$16,200	$13,500	$69,700

James P. Kelly	$45,000	$14,400	$19,500	$78,900

Leo F. Mullin	$45,000	$16,200	$21,000	$82,200

Robin B. Smith	$40,000	$16,200	$21,000	$77,200

William S. Stavropoulos	$45,000	$12,600	$13,500	$71,100

Note: Neither Mr. Ackerman nor Mr. Feidler, who are employees of BellSouth, receives compensation for serving as a member of the Board of Directors.

Annual Stock Grant:    Non-management directors received an annual grant of BellSouth stock valued at $35,000 on the grant date, which was 1,332 shares based on a per share grant price of $26.267.

Annual Stock Options:    Non-management directors received an annual grant of nonqualified stock options valued at $35,000 to purchase shares of BellSouth stock at an exercise price per share equal to the fair market value of the stock on the grant date. The options become exercisable one year after the grant date. In 2005, the non-management directors each received 5,140 options with an exercise price per share of $26.40.

Stock Ownership Incentives:    BellSouth provided awards to each non-management director who owned BellSouth stock with a value of at least five times the amount of the annual retainer for Board members. The director received one additional nonqualified stock option for every two shares owned in excess of five times the retainer amount. The maximum number of additional options that may be granted annually to any director is 4,000 options. Directors only receive additional stock options for each excess share one time; thereafter, they must acquire additional shares in order to continue to receive additional stock options. The options become exercisable one year after the grant date.

In 2005, the following directors received grants of additional options at an exercise price per share of $26.40:

Director	Additional Options Granted in 2005	Director	Additional Options Granted in 2005
Reuben V. Anderson	3,331	James P. Kelly	2,232
James H. Blanchard	3,758	Leo F. Mullin	808
J. Hyatt Brown	4,000	Robin B. Smith	1,511
Armando M. Codina	4,000	William S. Stavropoulos	2,076
Kathleen F. Feldstein	1,271

The director realizes value from stock options only when the options are exercised, and only to the extent that the price of BellSouth stock on the exercise date exceeds the price of the stock on the grant date.

Other Compensation and Benefits:    Non-management directors are provided death benefits and insurance covering any accidents occurring while traveling on BellSouth business. In 2005, the premium paid by the Company for this insurance coverage was approximately $55.00 per director. BellSouth provides coverage for the directors and officers under its Directors' and Officers' Liability Insurance Policy. During 2005, each of the directors also received BellSouth related products and services valued at less than $1,000.

Non-employee Directors' Charitable Contribution Program:    The Non-employee Directors' Charitable Contribution Program has been terminated with respect to new members of the Board. However, contributions will continue to be made through 2008 on behalf of the five directors who were members of the Board prior to January 1997. This program was designed to acknowledge the service of Company directors and to recognize the mutual interests of directors and the Company in supporting worthy institutions. The program provided that BellSouth would make contributions to educational or cultural organizations designated by the director. Directors were required to have five years of service on the Board or on the board of a BellSouth subsidiary to qualify for this program. The amount contributed by BellSouth increased with each year of service, up to a maximum contribution of $1 million, payable after ten years of service. All charitable deductions for tax purposes accrue solely to the Company, and the individual directors derive no direct financial benefit from the program. In keeping with BellSouth's commitment to education, a total of $860,000 was paid in 2005 on behalf of the respective directors under this program to various colleges, universities and other educational and cultural organizations.

Director Compensation Program — 2006

To increase the competitiveness of the director compensation program and to simplify it, the Board approved modifications to the program to be effective May 1, 2006. Under the modified compensation program, the average annual compensation will increase approximately 4% from an average of $161,000 to $168,000. The program was last modified in 2003.

The changes for 2006 include:

  •
  increasing the annual cash retainer to $50,000 with no change in meeting fees;

  •
  granting 100% of the annual equity award in the form of restricted stock units;

  •
  increasing the value of the annual equity award to $85,000;

  •
  eliminating the incentive stock option award for exceeding specified stock ownership levels; and

  •
  replacing the current share ownership program with a mandatory stock ownership program for newly elected directors that requires the directors to own BellSouth stock valued at three times the annual cash retainer within three years of election to the Board.

All members of the Board meet the mandatory ownership requirements.

Communicating with BellSouth's Board of Directors

Shareholders and other interested parties who wish to communicate with the Company's non-management directors may direct correspondence to a particular director, or to the non-management directors as a group, by e-mail to Feedback.Directors@bellsouth.com or by addressing written correspondence to the Office of the Corporate Secretary, BellSouth Corporation, Suite 19A01, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610.

The non-management members of the Board of Directors have instructed the Corporate Secretary's office to initially review all communications directed to them. Communications such as the following (which are not relevant to the duties and responsibilities of the Board) are not reported to the Board:

•	Spam	•	Resumes or other job inquiries
•	Junk mail and mass mailings	•	Opinion surveys and polls
•	Product or service inquiries	•	Business solicitations or advertisements
•	New product or service suggestions

DIRECTOR NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT

The Director Nominating and Corporate Governance Committee of the BellSouth Board of Directors is a standing committee comprised of three non-management directors who meet BellSouth's independence requirements, including the independence requirements of the New York Stock Exchange listing standards. We operate under a written Charter that is reviewed annually by the Board of Directors and complies with all current regulatory requirements. We met three times in 2005.

During 2005, we conducted a review of the Company's corporate governance practices and procedures and compared them to emerging best practices and changes in the law, regulations and New York Stock Exchange listing standards. We recommended to the Board for its approval:

  •
  revisions to the Corporate Governance Principles to implement continuing enhancements to our corporate governance practices and procedures;

  •
  revisions to the Audit Committee Charter that clarified the Audit Committee's responsibility concerning oversight of the Company's ethics and compliance program. None of the other Committee charters required revisions. All of the charters, as approved by the Board, may be found on the Company's website at www.bellsouth.com/corporate_governance;

  •
  ratification of the Committee's determination that each of the non-management directors was independent based on the Committee's review of each director against the Company's categorical standards of independence and those standards for independence set forth by applicable laws, regulations and the New York Stock Exchange listing standards;

  •
  the nomination of all directors for re-election by the shareholders after a review of each member's qualifications; and

  •
  director continuing education programs for 2005.

We also conducted the 2005 annual assessment of the performance of the Board, including an assessment by each committee of the Board. We engaged a third party firm to compile the data and assist in the analysis of the information. Each of the committees discussed its own assessment, and the Board reviewed the assessments of the committees and of the Board to determine whether any enhancements to existing practices were necessary.

We conducted a director education program that focused on emerging corporate governance practices. A nationally recognized corporate governance expert facilitated this program. Following the program, the Board approved appropriate enhancements to our governance practices.

In January 2006, the independent directors elected Armando M. Codina to serve as Lead Director. As Lead Director, Mr. Codina will:

  •
  preside over the executive sessions of non-management directors;

  •
  coordinate the agenda for the executive sessions of non-management directors;

  •
  provide feedback to the Chief Executive Officer on discussions in executive sessions;

  •
  review and provide input to the agenda for each meeting of the Board of Directors;

  •
  provide advice and counsel to the Chief Executive Officer; and

  •
  handle other duties as specified by the Board.

As part of our biennial review of director compensation, we engaged a consulting firm with expertise in compensation to review and recommend changes to the director compensation program to simplify the program and to keep it competitive. Changes to the program were approved by the Board in February 2006. See Director Compensation Program — 2006 on page 13.

We continued working with the director search firm engaged by the Committee in 2004 to assist the Committee in identifying potential candidates for membership on the Board of Directors. We also reviewed the qualifications of a number of proposed candidates.

We reviewed each non-management director's independence and affirmed that each is independent based on BellSouth's independence requirements and the independence requirements of the New York Stock Exchange listing standards. We reviewed the affiliations of the Chief Executive Officer, the President and Chief Operating Officer and the non-management directors and confirmed that none of the directors has any affiliations that would adversely influence his or her judgment as a BellSouth director. Additionally, we reviewed the qualifications of each of the directors and determined that each nominee qualified for re-election.

Consistent with the shareholders' approval in 2004 of an amendment to the Company's By-laws to provide for the annual election of directors, all director candidates have been nominated for election to a one-year term at the 2006 Annual Meeting of Shareholders.

Respectfully submitted by:

Leo F. Mullin (Chair)
James P. Kelly
Robin B. Smith

AUDIT COMMITTEE REPORT

The Audit Committee of the BellSouth Board of Directors is a standing committee comprised of three non-management directors who meet the independence and expertise requirements of the listing standards of the New York Stock Exchange. Pursuant to those standards, all members of the Audit Committee are "financially literate." Further, pursuant to the rules of the Securities and Exchange Commission ("SEC"), the Board of Directors has determined that J. Hyatt Brown and William S. Stavropoulos qualify as "audit committee financial experts."

We operate under a written Charter that is reviewed annually by the Board of Directors and complies with all current regulatory requirements. Our agendas are established by the Committee members with input from the Committee Secretary. We met nine times during 2005.

We held private discussions with the Chief Corporate Auditor, the Chief Financial Officer, the General Counsel, other members of management and the Company's independent registered public accounting firm, PricewaterhouseCoopers LLP ("PwC"). We also held private discussions with the Chief Corporate Auditor and the Chief Financial Officer of Cingular Wireless and Cingular's independent registered public accounting firm, Ernst & Young LLP.

During 2005, we reviewed with the Company's financial managers, the Chief Corporate Auditor and PwC the scope of the annual audit and audit plans, the results of internal and external audit examinations, the evaluation by the auditors of the Company's system of internal control over financial reporting, the quality of the Company's financial reporting, and the Company's process for legal and regulatory compliance. We monitored the progress and results of the testing of internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act of 2002. We also reviewed the Company's program of ethics and compliance, including correspondence received from employees and shareholders. No waivers of the Company's code of conduct were requested or granted.

Management is responsible for the Company's system of internal control, the financial reporting process and the assessment of the effectiveness of internal control over financial reporting. PwC is responsible for performing an integrated audit and issuing reports and opinions on the following:

  •
  the Company's consolidated financial statements;

  •
  the operating effectiveness of the Company's internal control over financial reporting; and

  •
  management's assessment of the effectiveness of the Company's internal control over financial reporting.

As provided in our Charter, our responsibilities include monitoring and overseeing these processes.

Consistent with this oversight responsibility, PwC reports directly to us. We appointed PwC as the Company's independent registered public accounting firm, subject to shareholder ratification, and approved the compensation of the firm.

We reviewed and discussed the 2005 consolidated financial statements and management's assessment of the effectiveness of the Company's internal control over financial reporting with management and PwC. We also discussed the certification process with the Chief Executive Officer and Chief Financial Officer. Management represented to us that the Company's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and that the Company's internal control over financial reporting was effective. We discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). PwC provided to us the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and we discussed with PwC its independence.

PwC advised us that it had determined, during a self-evaluation to confirm compliance with the SEC rules governing auditor independence, that a member firm of its global network had provided prohibited non-audit services to a BellSouth affiliate in the United Kingdom. SEC rules governing auditor independence prohibit an accounting firm from providing certain non-audit services to its audit client as the provision of these services could create the appearance of a conflict of interest between the auditor and the audit client. In this instance, a PwC member firm in the United Kingdom had provided certain corporate secretarial services (which are not allowable) in the preparation of a tax return (which is allowable). Fees for those services were embedded in the PwC member firm's general invoices and were de minimis. After reviewing the facts surrounding the services provided by PwC's member firm, we agree that PwC remains independent and should continue as the Company's independent registered public accounting firm.

Based on these discussions and reviews outlined above, we recommended to the Board of Directors that the audited consolidated financial statements be included in the 2005 Report to Shareholders and in the Company's Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the SEC.

Respectfully submitted by:

William S. Stavropoulos (Chair)
J. Hyatt Brown
Kathleen F. Feldstein

FEES AND SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Fees Paid to the Independent Registered Public Accounting Firm

The aggregate fees for professional services rendered by PricewaterhouseCoopers LLP ("PwC") during the past two years are set forth below. The Audit Committee has concluded that the provision of the non-audit services by PwC for the Company did not and does not impair PwC's independence. The Committee has established a guideline that the amount of "All other fees" should not exceed the amount of "Audit fees."

	2004	2005
Audit fees(A)	$5,835,000	$4,315,000
Audit-related fees(B)	2,172,000	3,464,000
Tax fees(C)	78,050	24,000
All other fees(D)	392,400	19,000

Total fees paid to the independent registered public accounting firm	$8,477,450	$7,822,000

(A)
Audit fees include fees for the audit of the Company's annual financial statements for the year 2005 and the reviews of the Company's quarterly financial statements, and audit services related to statutory audits and regulatory filings. The decrease in the amount of Audit fees from 2004 to 2005 relates primarily to efficiencies in testing associated with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002.

(B)
Audit-related fees include fees for services that were reasonably related to the performance of the reviews of the Company's financial statements (but which are not included under Audit fees). Audit-related fees consist principally of attestation-related services required by regulatory and governmental agencies and employee benefit plan audits.

(C)
Tax fees include fees for services relating to federal, state and international technical tax advice. PwC does not provide any tax planning or compliance services to BellSouth executives.

(D)
All other fees include primarily fees for workforce-related research and continuing professional education services.

Pre-Approval of Services Performed by the Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by PwC. The Audit Committee will, on an annual basis, consider and approve the provision of audit and non-audit services by PwC that are not prohibited by law. Thereafter, the Audit Committee will, as necessary, consider and approve the provision of additional audit and non-audit services by PwC which are not encompassed by the Audit Committee's annual pre-approval. The Audit Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, on a case-by-case basis, non-audit services to be performed by PwC in the situations described above, provided that the Chair shall present any such decisions to the Audit Committee at its next regular meeting for ratification. None of the engagements pre-approved by the Committee during 2005 made use of the de minimis exception to pre-approval contained in the applicable rules of the Securities and Exchange Commission.

EXECUTIVE NOMINATING AND COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

The Executive Nominating and Compensation Committee is a standing committee of the BellSouth Board of Directors having oversight responsibilities with respect to selection and compensation of the Company's senior executives. The Committee has approved, and updates periodically, a statement of corporate philosophy for compensating executives and oversees the implementation of compensation and benefit programs consistent with that philosophy. During 2005, we met eleven times, five of which were specially called meetings held at our, or the full Board's, request.

Each of the three current members of the Committee is an "independent" director (as that term is used in the New York Stock Exchange listing standards and in the Corporate Governance Principles adopted by BellSouth). A copy of the Charter under which this Committee operates is available at www.bellsouth.com/corporate_governance.

To assist us in discharging our responsibilities as members of this Committee, we have engaged an independent compensation consultant ("consultant"). Pursuant to our Charter, the Committee selects and retains our consultant, and approves the fees and other terms of the consultant's engagement. Our consultant performed analyses and provided numerous written reports during the year, and participated in nine of our eleven meetings in 2005. Additionally, the Committee Chair sought the advice and counsel of the consultant throughout the year. Our consultant also met with the full Board of Directors on three occasions in 2005 to discuss various executive compensation matters.

Management presents proposed agendas for meetings to us at the beginning of each year. At that time, we make such additions or modifications as we deem appropriate. The Committee Secretary and our consultant prepare materials to assist the Committee in making decisions. Such materials were generally provided to us for our review at least one week in advance of the regular meetings.

We generally use a two-step process to make decisions regarding significant issues. We discuss and consider a particular matter at one meeting and then make a final decision or recommendation at a subsequent meeting. We believe that as a result of this process, we have the opportunity to thoroughly consider and review the significant matters for which we are responsible.

Succession Planning

During 2005, the Committee held extensive discussions regarding executive succession planning, particularly with respect to the Chief Executive Officer, Mr. Ackerman, and the Chief Financial Officer, Mr. Dykes. Mr. Ackerman is subject to mandatory retirement no later than May 2007. Under the terms of Mr. Dykes' employment-related agreement with the Company dated May 19, 2003, Mr. Dykes was entitled to certain financial incentives if he remained with the Company through December 31, 2006. The Committee discussed these facts as well as other issues with the members of the Board of Directors, Mr. Ackerman, and our consultant. The Committee concluded that, in order to achieve a smooth transition of leadership and since Mr. Dykes' proposed successor was ready to assume the duties of the Chief Financial Officer, it would be in the best interests of the Company's shareholders for the Chief Financial Officer succession to take place at the end of 2005.

Because Mr. Dykes was willing to retire at the end of 2005 to facilitate the desired smooth transition of leadership, the Committee concluded that his early retirement should not result in reduced retirement benefits. Based on these factors, the Committee determined that Mr. Dykes should receive retirement benefits upon his retirement under the provisions of his 2003 agreement with the Company regarding retirement after December 31, 2006. Mr. Dykes retired on December 31, 2005 and received the benefits described in Executive Employment Agreements and Other Retirement and Change in Control Arrangements — Agreement with Mr. Dykes on page 31. See also the Summary Compensation Table on page 25.

The Committee will continue to discuss succession planning issues during 2006.

Executive Compensation Philosophy

The BellSouth Executive Compensation Philosophy contemplates:

  •
  total compensation that is competitive relative to compensation paid by comparable companies; and

  •
  performance-based compensation that aligns the interests of officers of the Company with those of shareholders.

We believe that, in order to attract and retain outstanding executives, BellSouth's total compensation structure should be competitive with the levels and types of compensation paid to executives by comparable companies with whom BellSouth competes for talent. As such, the Company benchmarks against compensation at comparable companies. These companies are general industry companies that are capital intensive and technology oriented with revenues of $20 billion or more, and major telecommunications, cable and wireless companies, including AT&T Inc. (formerly SBC Communications Inc. and AT&T Corp.), Comcast Corporation, The DIRECTV Group, Qwest Communications International Inc., Sprint Corporation and Verizon Communications Inc. (collectively, the "Peer Group Companies"). Our consultant assists us in researching total compensation at the Peer Group Companies, in evaluating the information obtained from this benchmarking, and in applying the results of this research and analysis in the design of the Company's executive compensation program.

We also believe that a significant portion of the compensation of the Company's officers should be performance-based. Our consultant assists us in designing our compensation program so that it accomplishes that goal.

Compensation of the Company's officers is composed of three principal components: base salaries, short-term incentive awards (annual bonuses) and long-term compensation. We apply the following principles with respect to these components:

  •
  Base salaries are targeted to the median level of salaries paid to officers with comparable responsibilities in the Peer Group Companies;

  •
  Short-term incentive awards (annual bonuses) are dependent upon the Company's performance against established targets and may be adjusted by the Committee for the Company's financial performance relative to the other large regional telecommunications companies;

  •
  Total cash compensation (base salaries plus annual bonuses) should reflect BellSouth's relative financial performance;

  •
  Long-term compensation links officers' rewards to the return realized by BellSouth shareholders and to internal metrics that drive shareholder value creation; and

  •
  Executive benefits support talent retention.

The 2005 executive compensation program, including a specific discussion regarding the compensation of the Chief Executive Officer, is described below. The tables on pages 25 to 32 of this Proxy Statement describe the payments and awards to the other named executive officers that were made under this program.

Review of the Compensation of the Chief Executive Officer and the Other Named Executive Officers

During 2005, we reviewed the value of all components of the compensation of the Chief Executive Officer and the other executive officers listed in the Summary Compensation Table on page 25 (together, the "named executive officers"), including:

  •
  Salary;

  •
  Bonus;

  •
  Equity and long-term incentive compensation;

  •
  Dollar value to the executive of all perquisites;

  •
  Earnings and the accumulated payout obligations under the Company's non-qualified deferred compensation programs;

  •
  Projected payout obligations under the Company's qualified and nonqualified retirement plans; and

  •
  Severance and change in control arrangements with potential payouts.

We concluded that the total compensation of the Chief Executive Officer and each of the other named executive officers, is appropriate and supports the Company's business objectives.

Stock Ownership Guidelines

Because the Committee believes that shareholder interests are best served if the financial interests of BellSouth's executives are linked to those of the shareholders, the Company has established executive stock ownership guidelines. Under these guidelines, Company officers are expected to own BellSouth stock valued at between one and four times their individual base salary amounts, depending on their position in the Company. Unvested restricted stock granted to an executive by the Company does not count as BellSouth stock owned for the purposes of meeting the guidelines. Furthermore, officers generally are required to hold restricted stock (net of taxes) for at least one year after the shares vest and may not sell Company stock unless they meet the ownership targets. As an incentive to exceed the ownership guidelines, additional equity awards are granted to each officer who exceeds his or her applicable target. An officer is awarded one share of restricted stock for every three new shares by which his or her stock ownership exceeds the target. In 2005, sixteen officers who exceeded their stock ownership targets received an aggregate of 20,064 shares of restricted stock. See the Summary Compensation Table on page 25 for restricted shares awarded to the five named executive officers under this program.

Base Salary

In 2005, the Committee established a target salary for each officer based upon his or her job responsibilities by utilizing market data from surveys, proxy materials of the Peer Group Companies and input from our consultant. We then determined each officer's 2005 salary by taking into consideration Company and individual performance and the Chief Executive Officer's recommendation. See the Summary Compensation Table on page 25.

Short-Term Incentive Awards

The short-term incentive awards (annual bonuses) for 2005 discussed in this Proxy Statement were awarded under the BellSouth Corporation Stock and Incentive Compensation Plan (the "Plan") approved by shareholders in 2004. We designed the Plan with the intention of making a significant part of each executive's annual cash compensation performance-based. Annual incentive awards granted under the Plan to the Company's Chief Executive Officer and the other named executives are designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, thus allowing the Company to fully deduct these payments.

The Plan establishes the maximum amount that can be awarded in any one year for officers covered by the Plan. The maximum is set as the higher of a percentage of net income or of a percentage of operating cash flow. Within these maximums, the Committee then exercises its discretion to determine the amount of individual awards to be paid. In exercising this "negative" discretion, we consider financial and operating results (e.g., revenue, net income, capital expenditures and customer service levels), the Company's performance relative to other large regional telecommunications companies, the performance of each executive's business unit for the year and the executive's individual achievement of personal commitments.

Long-Term Incentive Program

The goal of BellSouth's long-term incentive program is to focus the Company's officers on the achievement of the Company's goals over time to create shareholder value. We believe officers must carefully weigh the short-term and long-term benefits or consequences of their decisions and effectively manage the business in a rapidly changing marketplace. They also must balance long-term business objectives with the need for a reasonable current return on investment. Our intention is to motivate the Company's officers to make the prudent business decisions necessary to maintain and enhance BellSouth's position in this competitive marketplace.

To achieve this goal, we base the Company's long-term incentive awards on the performance of BellSouth stock and on the achievement of internal financial objectives set by the Committee. These long-term incentive awards consist of a combination of restricted stock and performance shares.

In 2005, target long-term compensation for our executive officers was comprised of one-third restricted stock and two-thirds performance shares, the same as it was in 2004. In monitoring market trends over the past few years, we concluded that long-term grant values were declining. As a result, with the input of our consultant, we reduced 2004 long-term grant values for BellSouth officers by approximately 20%. In 2005, we maintained target long-term grant levels at 2004 levels. For 2006, we have reduced target long-term grant levels for officers by an additional 15% to 20%. We will continue to monitor market practice for long-term compensation and make adjustments as appropriate.

In arriving at the number of performance shares and restricted shares awarded to each officer during 2005, we first established a target level of long-term compensation for each officer expressed as a percentage of base salary. These targets were designed to produce competitive total compensation for officers if financial targets are achieved, as determined by examining external surveys, data from proxy statements of the Peer Group Companies and recommendations from our consultant. The number of performance shares and restricted shares awarded was determined by dividing the target long-term compensation by the average of the closing prices of a share of BellSouth common stock during the month of January 2005. We modified this amount further based on recommendations from the Chief Executive Officer regarding the individual officer's performance and his or her expected future contribution to the Company.

Performance Shares:    Two different types of performance shares were granted in 2005 to the executive officers, each of which is tied to a different performance metric:

  (1)
  one-half of the target number of performance shares is tied to the performance of BellSouth's annualized Total Shareholder Return ("TSR") relative to the annualized TSR of the S&P 500 Integrated Telecommunication Services Index over a three-year performance period. TSR is defined as stock price appreciation plus dividends; and

  (2)
  one-half is based on the achievement of Committee-approved internal financial objectives tied to net income and operating cash flow.

Officers can earn from 0% to 150% of each type based on the level of achievement with respect to each metric.

Grants of performance shares based on the achievement of internal financial objectives were made at 150% of the officers' target award for this component of the long-term compensation program. The maximum number of these performance shares that may be earned is limited to the higher of a specified percentage of the Company's net income or a specified percentage of its operating cash flow over the three year performance period. Within these maximums, the Committee will then exercise its discretion to determine the actual number of performance shares to be earned based on the achievement of internal financial objectives. In exercising this "negative" discretion, we will consider factors such as the Company's overall financial performance over the performance period, individual performance and various operating metrics. See the Long-Term Incentive Plan Awards in 2005 table on page 29.

Restricted Stock:    The officer receives value from the restricted stock awarded if he or she remains employed by the Company on the vesting date, which is generally a three-year period. For further details regarding these awards, see the Summary Compensation Table and Note (B) beginning on page 25.

2005 Compensation for the Chief Executive Officer

Evaluation Procedure:    Our Committee has developed the following procedure for evaluating the Chief Executive Officer's performance. We annually review the Chief Executive Officer's accomplishments as a part of an evaluation of the Chief Executive Officer's performance. We discuss the results of the Committee's evaluation with the full Board of Directors. The Committee uses the results of the evaluation to determine the Chief Executive Officer's compensation.

2005 Compensation:    In determining the Chief Executive Officer's compensation for 2005, the Committee recognized that Company results have been impacted in recent years by volatility in the telecommunications industry and by a challenging regulatory environment. We believe that Mr. Ackerman has done an excellent job of guiding the Company through these adverse industry conditions and has positioned the Company for growth by focusing on broadband and wireless services.

2005 Base Salary:    In determining Mr. Ackerman's base salary effective March 1, 2005, we reviewed his major accomplishments during 2004 and conducted an evaluation of his performance. We also asked our consultants to review base salary information for the chief executive officers in the Peer Group Companies, as reported in recent proxy statements. Based upon this evaluation and the consultants' review of relevant market data, we concluded that Mr. Ackerman's salary should be increased. However, at Mr. Ackerman's request (for the fourth year in a row), we did not increase his salary over the level paid in the prior year. For further details, see the Summary Compensation Table on page 25.

2005 Short-Term Incentive Award:    The Chief Executive Officer's annual incentive award for 2005 reported in this Proxy Statement was awarded under the BellSouth Corporation Stock and Incentive Compensation Plan (the "Plan") approved by shareholders in 2004. We designed the Plan with the intention of making a significant part of the annual compensation of the Chief Executive Officer performance-based.

Annual incentive awards to the Company's Chief Executive Officer under the Plan are designed to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, thus allowing the Company to fully deduct these payments. The Plan establishes a maximum amount for the Chief Executive Officer that can be awarded in any one year. The maximum is set as the higher of a percentage of net income or a percentage of operating cash flow. Within this maximum, we then exercise our discretion to determine the amount of the award to be paid to the Chief Executive Officer. In exercising this negative discretion, we consider financial and operating results, the Company's performance relative to other large regional telecommunications companies, and Mr. Ackerman's achievement of his personal commitments.

Each year, with input from our consultant, a target incentive award amount is established for the Chief Executive Officer as a percentage of base salary. We design the target incentive award for this position to be competitive with awards granted at the Peer Group Companies and to drive performance that will enhance shareholder value in the near term.

To determine the annual incentive award for the Chief Executive Officer for 2005 performance (paid in March 2006), we first considered the overall level of financial and operational achievement for 2005 determined by the same methodology described in the Short-Term Incentive Awards section on page 22. We next considered the Company's performance compared to the performance of other large regional telecommunications companies. We then considered the results of the Chief Executive Officer's performance evaluation. After taking these factors into account, we concluded that the Company had produced strong results under Mr. Ackerman's leadership in 2005. We then determined the percentage of the target incentive award and the resulting short-term incentive award, as shown in the Summary Compensation Table on page 25.

2005 Long-Term Incentive Award:    We determined Mr. Ackerman's March 1, 2005 long-term award of performance shares and restricted stock in the same fashion as the other officers described in the Long-Term Incentive Program above. See the table on page 29 for more information regarding the performance shares.

Internal Revenue Code Section 162(m) Implications for Executive Compensation

Section 162(m) limits to $1 million the Company's tax deduction for certain compensation paid to the Company's most highly compensated executive officers. However, certain qualifying "performance-based" compensation (i.e., compensation paid under a plan administered by a committee of outside directors, based on achieving objective performance goals, the material terms of which have been approved by shareholders) is not subject to the $1 million deduction limit.

The Committee carefully considers the impact of this rule in designing compensation programs for, and in making compensation decisions affecting, the Company's Section 162(m) covered executives (i.e., the Chief Executive Officer and next four most highly compensated officers) and designs certain components of their compensation to ensure full deductibility. The Company's shareholders have approved a Stock and Incentive Compensation Plan under which long-term and short-term (annual bonus) awards are made to Company executives. Many of the types of awards authorized under this Plan would be qualifying "performance-based" compensation for purposes of Section 162(m). As a result, such awards would not count toward the $1 million deduction limitation.

The Committee believes that in some circumstances factors other than tax deductibility are more important in determining the forms and levels of executive compensation most appropriate and in the best interests of the Company and its shareholders. We operate in a dynamic and rapidly changing industry and business, with a competitive market for outstanding leadership talent. Therefore, we believe that it is important for the Committee to retain the flexibility to design compensation programs consistent with our executive compensation philosophy, even if some executive compensation is not fully deductible. Accordingly, the Committee has from time to time approved elements of compensation for certain officers that are not fully deductible, and reserves the right to do so in the future, when appropriate.

Respectfully submitted by:

James P. Kelly (Chair)
Leo F. Mullin
Robin B. Smith

EXECUTIVE COMPENSATION

Summary of Cash and Certain Other Compensation

The table below shows, for the last three years, the compensation paid or accrued by BellSouth and its subsidiaries to each of the five named executive officers.

SUMMARY COMPENSATION TABLE
($000)

		Annual Compensation						Long-Term Compensation
								Awards			Payouts
Name and Principal Position	Year	Salary ($)		Bonus ($)		Other Annual Compen- sation ($)(A)		Restricted Stock Awards ($)(B)		Securities Underlying Options/SARs (#)	LTIP Payouts ($)(C)		All Other Compensation ($)(D)

F. Duane Ackerman Chairman of the Board and Chief Executive Officer	2005 2004 2003	$ $ $	1,365.0 1,365.0 1,365.0	$ $ $	2,235.2 2,701.0 2,939.0	$ $ $	80.4 66.3 244.2	$ $ $	4,944.6 4,553.4 2,590.1	0 3,792 761,524	$ $ $	3,673.6 2,349.0 0.0	$ $ $	225.4 201.6 417.0

Mark L. Feidler(E) President and Chief Operating Officer	2005 2004 2003	$ $	775.0 615.0	$ $	1,179.8 1,070.9	$ $	8.6 8.8	$ $	1,713.5 1,992.3	0 184,400	$ $	894.7 415.6	$ $	378.8 51.5

Ronald M. Dykes(F) Chief Financial Officer (Retired as of 12-31-2005)	2005 2004 2003	$ $ $	690.4 676.3 658.2	$ $ $	800.0 1,200.0 1,278.2	$ $ $	17.8 14.5 105.4	$ $ $	1,548.9 1,514.1 964.5	0 3,792 286,024	$ $ $	1,368.1 687.8 0.0	$ $ $	2,207.4 116.1 213.8

Richard A. Anderson Vice Chairman and President — Business Markets	2005 2004 2003	$ $ $	636.3 623.8 609.7	$ $ $	830.0 1,010.0 1,144.8	$ $ $	5.4 11.3 78.2	$ $ $	1,235.1 1,301.0 893.5	0 3,792 265,224	$ $ $	1,267.3 638.0 0.0	$ $ $	47.7 41.8 131.3

Francis A. Dramis, Jr. Chief Information, E-Commerce and Security Officer	2005 2004 2003	$ $ $	614.0 602.0 588.8	$ $ $	700.0 1,001.4 1,060.8	$ $ $	20.5 21.6 28.5	$ $ $	1,192.0 1,201.3 825.7	0 3,792 245,524	$ $ $	1,171.1 591.8 0.0	$ $ $	65.5 50.4 51.7

(A)
Other Annual Compensation:    Other Annual Compensation for Mr. Ackerman consists of the following:

	2005	2004	2003

Personal use of Company aircraft(1)	$29.6	$17.3	$16.4

Automobile allowance(2)	$23.7	$23.5	$25.1

Other perquisites	$13.4	$14.2	$18.5

Tax "gross-ups"(3)	$13.7	$11.3	$184.2

Total other annual compensation	$80.4	$66.3	$244.2

  (1)
  The Board of Directors requires that Mr. Ackerman use Company aircraft for all travel. The amounts disclosed for his personal use of the Company aircraft are based on the incremental cost of such use, including fuel, on-board catering, crew travel expenses, landing fees, permits and trip-related hangar costs.

  (2)
  These amounts represent automobile allowance and related costs.

  (3)
  Tax "gross-ups" represent additional amounts paid to Mr. Ackerman to cover tax obligations for personal use of the Company aircraft and financial counseling. Tax "gross-ups" for 2003 also include additional amounts paid to Mr. Ackerman to cover tax obligations for personal use of a Company-provided automobile and income attributable to life insurance premiums.

For Messrs. Feidler, Dykes, Anderson and Dramis, the amounts reported represent tax "gross-ups."

(B)
Restricted Stock Awards:    The amounts reported in this column of the Summary Compensation Table above represent the value of restricted stock awards on the grant date. The table below provides information related to restricted stock awards granted during 2005:

Name	Number of Restricted Shares Awarded	Date of Grant	Vesting Schedule

F. Duane Ackerman	185,350	3/1/2005	One third on March 1 of 2006, 2007 and 2008
	3,814	4/25/2005	One third on April 25 of 2006, 2007 and 2008

Mark L. Feidler	65,550	3/1/2005	Vests in full on March 1, 2008

Ronald M. Dykes	56,400	3/1/2005	Vested on December 31, 2005 (retirement date)
	2,860	4/25/2005	Vested on December 31, 2005 (retirement date)

Richard A. Anderson	47,250	3/1/2005	One third on March 1 of 2006, 2007 and 2008

Francis A. Dramis, Jr.	45,600	3/1/2005	Vests in full on March 1, 2008

It is BellSouth's policy that executive officers generally must hold shares of restricted stock for at least one year following the vesting date and may not sell Company stock unless they meet the ownership targets. Shares can be withheld by the Company to provide proceeds to cover tax obligations on the vesting date. In addition to awards of restricted stock, each named executive officer receives annual awards of performance shares. These awards are subject to performance criteria under which the actual number of shares that can be earned varies based on performance results, as discussed in Long-Term Incentive Plan Awards in 2005 on page 28. At December 31, 2005, the aggregate number and value of all unvested shares of restricted stock and performance shares (based on the number of shares granted) held by each named executive officer were as follows:

Name	Aggregate Number of Restricted Shares Held(1)		Aggregate Number of Performance Shares Held(2)(3)		Total Value at December 31, 2005(4)

F. Duane Ackerman	310,652		736,375		$28,374.4

Mark L. Feidler	97,000		226,775		$8,774.3

Ronald M. Dykes	0	(5)	217,400	(5)	$5,891.5

Richard A. Anderson	79,250		182,125		$7,083.3

Francis A. Dramis, Jr.	76,500		175,800		$6,837.3

  (1)
  Dividends are paid on all shares of restricted stock at the same rate as the dividends received by all shareholders.

  (2)
  At the end of the performance period, dividends are paid on all performance shares earned at the same rate as the dividends received by all shareholders during the performance period.

  (3)
  Excludes performance shares granted for the three-year performance period 2003 through 2005; the cash payment for these shares is reported in the LTIP Payouts column of the Summary Compensation Table and is described in Note (C) below.

  (4)
  These values are based on the closing price of $27.10 of BellSouth common stock on the New York Stock Exchange on December 30, 2005.

  (5)
  Mr. Dykes retired on December 31, 2005. See Note (F) below. Pursuant to Mr. Dykes' employment-related agreement with the Company dated May 19, 2003, all unvested shares of restricted stock held by Mr. Dykes became fully vested on his retirement date. Pursuant to that agreement, Mr. Dykes will also receive payments related to all performance shares granted to him in 2004 and 2005 at the completion of each award's respective three-year performance period. See Executive Employment Agreements and Other Retirement and Change in Control Arrangements — Agreement with Mr. Dykes on page 31.

(C)
LTIP Payouts:    These amounts represent cash payments earned with respect to performance shares granted for the three-year performance period 2003 through 2005 to the named executive officers. The determination of the actual number of performance shares earned was based on BellSouth's annualized Total Shareholder Return ("TSR") over the performance period in comparison to the performance of the S&P 500 Integrated Telecommunication Services Index over the same period. TSR is defined as stock price appreciation plus dividends. BellSouth's annualized TSR for the performance period was 4.9% as compared to the peer group annualized TSR of 3.7%, resulting in actual shares earned of 100% of the performance shares awarded in 2003. The payment amounts in the table above were calculated by multiplying the actual number of shares earned by the average BellSouth stock price for the last five trading days of 2005 and the first five trading days of 2006. The payment amounts also include an amount equal to cash dividends paid during the performance period for one share of BellSouth stock multiplied by the actual number of performance shares earned.

(D)
All Other Compensation:    The following table provides details regarding the amounts reported for 2005.

Name	Above- Market Interest (1)	Company Matching Contributions (2)	Benefits in Lieu of Matching Contributions (3)	Life Insurance Premiums (4)	Special Stock Payment (5)	Retirement Allowance (6)	Totals

F. Duane Ackerman	$158.4	$9.1	$57.9	$0.0	$0.0	$0.0	$225.4

Mark L. Feidler	$38.1	$9.9	$28.2	$4.9	$297.7	$0.0	$378.8

Ronald M. Dykes	$82.4	$9.4	$24.5	$13.0	$0.0	$2,078.1	$2,207.4

Richard A. Anderson	$14.8	$9.5	$21.7	$1.7	$0.0	$0.0	$47.7

Francis A. Dramis, Jr.	$12.4	$9.5	$20.6	$23.0	$0.0	$0.0	$65.5

  (1)
  Reflects the value of above-market interest on voluntary salary deferrals under nonqualified deferred compensation plans. In 1996, the nonqualified deferred compensation plans were redesigned with the intent of eliminating above-market interest rates. Therefore, for any deferrals made since 1996, the interest rates utilized each year approximated the then current market rates.

  (2)
  Reflects the value of Company matching contributions to certain employee benefit plans.

  (3)
  Reflects benefits paid that are substantially equal to Company matching contributions that could not be provided under employee savings plans because of limitations under the Internal Revenue Code or on amounts deferred from compensation.

  (4)
  Reflects the value of life insurance premiums paid by the Company.

  (5)
  Reflects the value of a special stock payment made to Mr. Feidler in 2005 pursuant to his employment-related agreement with the Company to compensate him for certain long-term compensation awards he forfeited when he left his former employer, Cingular Wireless. See Note (E) below.

  (6)
  Reflects the value of the retirement allowance paid to Mr. Dykes pursuant to his employment-related agreement with the Company. See Note (F) below.

(E)
Mr. Feidler was rehired effective January 1, 2004; therefore, no information for prior periods is reported. In addition to the amounts shown in the table, pursuant to his employment-related agreement with BellSouth, we also paid Mr. Feidler the amount of $730.6 to compensate him for the 2003 bonus he forfeited when he left his former employer, Cingular Wireless. As disclosed previously, in 2003, prior to rejoining the Company, Mr. Feidler received a payment of approximately $12,500.0 pursuant to a pre-existing agreement with the Company. For a description of both of Mr. Feidler's agreements with the Company, see Executive Employment Agreements and Other Retirement and Change in Control Arrangements — Agreements with Mr. Feidler on page 31.

(F)
Mr. Dykes' employment-related agreement dated May 19, 2003 anticipated that he would remain employed by the Company through 2006, at which time he would retire. Mr. Dykes retired from the Company on December 31, 2005. In addition to other benefits to which he is entitled by virtue of his employment with the Company, pursuant to his agreement with the Company, he received a cash retirement allowance of $2,078.1, comprised of 200% of his 2005 annual base pay plus 100% of his target 2005 bonus. This retirement allowance is reported in the All Other Compensation column of the Summary Compensation Table. Since Mr. Dykes' retirement was a part of the

  Company's succession planning process, the Board of Directors decided that Mr. Dykes should receive the retirement benefits provided in his agreement as if he retired on or after December 31, 2006. Mr. Dykes therefore received the enhancement to his pension under the Supplemental Executive Retirement Plan as provided in his agreement. The value of the enhancement provided in his 2003 agreement is estimated to be $8,488.3. He was also entitled to accelerated vesting of his restricted stock and continued participation in certain performance share plans as described in Note (B) above. See Executive Employment Agreements and Other Retirement and Change in Control Arrangements — Agreement with Mr. Dykes on page 31.

Option/SAR Exercises and Holdings

The following table sets forth information with respect to the five named executive officers concerning the exercise of options/SARs during 2005 and unexercised options/SARs held on December 31, 2005.

AGGREGATED OPTION / SAR EXERCISES IN 2005
AND FISCAL YEAR-END OPTION / SAR VALUES

					Value of Unexercised In-the-Money Options / SARs at Fiscal Year-End ($000)(A)
			Number of Securities Underlying Unexercised Options / SARs at Fiscal Year-End (#)
	Number of Securities Underlying Options/SARs Exercised
		Value Realized ($000)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

F. Duane Ackerman	648,616	$2,548.1	4,460,342	1,027,184	$14.8	$4,082.4

Mark L. Feidler	0	$0.0	160,700	184,400	$0.0	$0.0

Ronald M. Dykes	0	$0.0	1,405,828	0	$1,534.3	$0.0

Richard A. Anderson	4,600	$20.9	956,355	261,100	$320.2	$1,407.3

Francis A. Dramis, Jr.	0	$0.0	803,270	241,400	$14.8	$1,301.1

(A)
Based on $27.14, which was the average of the high and low price of BellSouth common stock on the New York Stock Exchange on December 30, 2005.

Long-Term Incentive Plan Awards in 2005

The following table provides information concerning awards of performance shares made to the named executive officers during 2005 under the BellSouth Corporation Stock and Incentive Compensation Plan. Two different types of performance shares were granted in 2005, each of which is tied to a different metric, as described in the Executive Nominating and Compensation Committee Report on Executive Compensation — Long-Term Incentive Program on page 22. These metrics are also described in Notes (A) and (B) below the table.

Regardless of the level of achievement of the performance criteria, the Executive Nominating and Compensation Committee can exercise discretion to reduce the number of shares payable with respect to any of the 2005 awards. For each performance share earned, participants receive a cash payment equal to the sum of: (1) the average fair market value of a share of BellSouth stock for all trading days during the last three months of the performance period, and (2) the amount of cash dividends paid for one share of BellSouth stock during the performance period. The terms of the 2005 awards provide that any cash payment earned is made no later than two and one-half months after the end of the performance period. If a participant terminates employment due to death, disability or retirement, the participant receives a prorated payment based on actual performance at the end of the performance period. Furthermore, in the event of a change in control, the performance period is modified and participants receive prorated payments based on the modified performance period. See the Executive Nominating and Compensation Committee Report on Executive Compensation — Long-Term Incentive Program on page 22.

LONG-TERM INCENTIVE PLAN AWARDS IN 2005

				Estimated Future Payout Under Non-Stock Price-Based Plans(C)
	Number of Shares, Units or Other Rights		Performance or Other Period Until Maturation or Payout
Name				Threshold (#)	Target (#)	Maximum (#)

F. Duane Ackerman	185,350(A	)	2005-2007	92,675	185,350	278,025
	278,025(B	)	2005-2007	N/A	185,350	278,025

Mark L. Feidler	65,550(A	)	2005-2007	32,775	65,550	98,325
	98,325(B	)	2005-2007	N/A	65,550	98,325

Ronald M. Dykes(D)	56,400(A	)	2005-2007	28,200	56,400	84,600
	84,600(B	)	2005-2007	N/A	56,400	84,600

Richard A. Anderson	47,250(A	)	2005-2007	23,625	47,250	70,875
	70,875(B	)	2005-2007	N/A	47,250	70,875

Francis A. Dramis, Jr.	45,600(A	)	2005-2007	22,800	45,600	68,400
	68,400(B	)	2005-2007	N/A	45,600	68,400

(A)
The determination of the actual number of performance shares earned is based on BellSouth's annualized Total Shareholder Return ("TSR") over the three-year performance period from 2005 through 2007 in comparison to the annualized TSR of the S&P 500 Integrated Telecommunication Services Index. TSR is defined as stock price appreciation plus dividends. The actual number of performance shares that can be earned ranges from 0% to 150% of the participant's target performance share award. If the Company's performance is less than the threshold performance level specified in the terms of the award, no performance shares will be earned. If the Company's performance exceeds the threshold performance level specified in the terms of the award, the number of shares earned, up to the maximum, will be determined by the performance level achieved.

(B)
The determination of the actual number of performance shares earned is based on the higher of a specified percentage of BellSouth's average operating cash flow or a specified percentage of BellSouth's average net income over the 2005-2007 performance period. The terms of this award state only a maximum number of shares that can be earned, which is equal to the number of shares awarded. Therefore, the actual number of performance shares that can be earned ranges from 0% to 100% of the participant's performance share award.

(C)
Our plan is a stock price-based plan in that the final cash payment amount at the end of the performance period is determined by multiplying an average stock price at the end of the performance period by the number of shares earned, then adding dividends on the shares earned to the result, as explained above. To the extent applicable, we have displayed the ranges of numbers of shares that can be earned by each named executive officer in accordance with the terms of each respective award agreement.

(D)
Although Mr. Dykes retired on December 31, 2005, he will receive full payment of the performance shares granted to him in 2004 and 2005 upon completion of the respective three-year performance periods. The actual amounts payable to Mr. Dykes in connection with the performance shares will depend on the Company's performance during each respective performance period.

Pension and Other Retirement Benefits

The following table shows the estimated single life annual pension annuity benefit provided to eligible participants under the BellSouth Personal Retirement Account Pension Plan and the BellSouth Supplemental Executive Retirement Plan ("SERP") combined, based on the specified remuneration levels and years of credited service. The SERP provides benefits in excess of amounts permitted by certain Internal Revenue Code provisions on qualified benefit plans and provides for equivalent lump sum distributions following retirement, as an alternative to a monthly annuity. Both of the Company's qualified pension plans for management and craft employees provide for a lump sum payment option. If they elect to receive a lump sum distribution, certain officers, including Mr. Dykes, are required to wait at least six months following retirement to receive a portion of the SERP benefit, and two years to receive the remainder of that benefit.

The amounts set forth as payable in the table below assume an undiscounted retirement age and are reduced, in accordance with the SERP, by an average Social Security Primary Insurance Benefit determined annually to be payable at age sixty-five.

PENSION PLAN TABLE
($000)

	Years of Service
Remuneration	5	10	15	20	25	30	35	40	45

$1,400	$117.3	$257.3	$397.3	$537.3	$642.3	$747.3	$817.3	$887.3	$957.3

$1,500	$127.3	$277.3	$427.3	$577.3	$689.8	$802.3	$877.3	$952.3	$1,027.3

$1,700	$147.3	$317.3	$487.3	$657.3	$784.8	$912.3	$997.3	$1,082.3	$1,167.3

$1,900	$167.3	$357.3	$547.3	$737.3	$879.8	$1,022.3	$1,117.3	$1,212.3	$1,307.3

$2,100	$187.3	$397.3	$607.3	$817.3	$974.8	$1,132.3	$1,237.3	$1,342.3	$1,447.3

$3,000	$277.3	$577.3	$877.3	$1,177.3	$1,402.3	$1,627.3	$1,777.3	$1,927.3	$2,077.3

$3,900	$367.3	$757.3	$1,147.3	$1,537.3	$1,829.8	$2,122.3	$2,317.3	$2,512.3	$2,707.3

$4,700	$447.3	$917.3	$1,387.3	$1,857.3	$2,209.8	$2,562.3	$2,797.3	$3,032.3	$3,267.3

Pension benefits are based on the average compensation over the five-year period preceding retirement, defined as the average of the sum of the executive's salary and bonuses during the last five years of employment plus any final bonus payable after retirement. Therefore, the covered compensation presented in the table below for the five named executive officers will differ from the salary and bonus amounts set forth in the Summary Compensation Table on page 25. In addition, the number of whole years of credited service attained in 2005 is presented.

Name	Covered Compensation ($000)	Years of Service (#)

F. Duane Ackerman	$3,898.3	41

Mark L. Feidler	$1,479.1	14	(A)

Ronald M. Dykes (B)	$1,702.4	34

Richard A. Anderson	$1,471.7	24

Francis A. Dramis, Jr.	$1,470.5	7

(A)
For purposes of SERP benefits, Mr. Feidler's years of service include two years of service at Cingular Wireless, the Company's 40% owned joint venture with AT&T Inc. (formerly SBC Communications Inc.), as well as ten years of service with the Company prior to his transfer to Cingular Wireless. All SERP participants who transferred employment to Cingular Wireless at its formation remained as participants in the Company plan, accruing service and earnings through December 31, 2006.

(B)
Mr. Dykes retired on December 31, 2005; therefore, the covered compensation amount above represents the actual amount on which his pension benefit under the SERP will be based. Additionally, as described in Executive Employment Agreements and Other Retirement and Change in Control Arrangements — Agreement with Mr. Dykes below, Mr. Dykes will receive an enhancement to his nonqualified pension benefit under the SERP, the value of which is estimated to be $8,488.3.

Executive Employment Agreements and Other Retirement and Change in Control Arrangements

Agreement with Mr. Ackerman:    The Company entered into a retirement agreement with Mr. Ackerman effective November 23, 1998, providing incentives for Mr. Ackerman to remain with the Company and linking his compensation under the agreement to the Company's performance.

Pursuant to the retirement agreement, Mr. Ackerman was awarded 152,440 shares of restricted stock and 1,348,918 nonqualified stock options with an exercise price of the then-current trading price of BellSouth stock. These shares of restricted stock were to vest and these options were to become exercisable over a period of five years, beginning with Mr. Ackerman's sixtieth birthday. Eighty percent (80%) of the restricted shares and stock options granted to Mr. Ackerman pursuant to his retirement agreement have vested as of the date of this Proxy Statement. The remaining twenty percent (20%) are scheduled to vest on Mr. Ackerman's next birthday (May 30, 2006).

Upon Mr. Ackerman's retirement on his sixty-fifth birthday (or earlier, with the consent of the Board of Directors), he would be entitled to an enhanced nonqualified pension benefit, and certain perquisites (e.g., financial counseling for seven years and office space for life). Upon such retirement, the restricted stock would become fully vested and the options would become fully exercisable.

The agreement also provides for a severance payment to Mr. Ackerman in the event his employment is terminated by the Company other than for cause, or if Mr. Ackerman initiates termination for good reason (a constructive discharge), prior to his sixty-fifth birthday. The amount of such payment would be equal to two times his annual base pay in effect at the termination date plus two times his standard bonus for the year of termination. Mr. Ackerman would receive a bonus for the year of such termination in an amount no less than his standard bonus. In addition, the restricted stock would become fully vested and the options would become fully exercisable.

Finally, Mr. Ackerman's retirement agreement provides that, in the event he dies or becomes disabled while still employed by the Company, he (or his estate) will be paid an amount equal to two times his base pay plus two times his standard bonus for the year in which the event occurs. If such event occurs after Mr. Ackerman's sixtieth birthday, the restricted stock would become fully vested and the options would become fully exercisable.

Agreements with Mr. Feidler:    In connection with Mr. Feidler's return to the Company from Cingular Wireless, the Company entered into an employment related agreement with him effective January 1, 2004. Under this agreement, Mr. Feidler received equity awards to replace long-term compensation awards from Cingular that were forfeited upon termination of his Cingular employment. Specifically, Mr. Feidler was granted 29,300 shares of restricted stock that vested on December 31, 2005, 184,400 nonqualified stock options with an exercise price of the then-current trading price of BellSouth stock that vested on March 1, 2006, 17,100 BellSouth 2002 performance shares and 29,300 BellSouth 2003 performance shares. In connection with forfeited stock appreciation rights linked to the share prices of common shares of Cingular's parent companies (BellSouth and AT&T Inc. (formerly SBC Communications Inc.)), Mr. Feidler also received additional shares of BellSouth common stock on March 1, 2005 with a value of $297,700. See Summary Compensation Table, Note (D)(5) on page 27. He may also receive additional shares of BellSouth common stock on March 1, 2006, having a value not to exceed $488,000.

To compensate Mr. Feidler for his forfeited Cingular 2003 annual bonus, BellSouth paid him $730,600. The agreement also coordinates transition of certain nonqualified executive benefits from Cingular to BellSouth, provides for an enhanced pension under BellSouth's SERP if Mr. Feidler remains employed by BellSouth through 2008, and provides for a separation payment of two times base pay plus two times standard bonus for the year of separation if the Company initiates termination other than for cause or if Mr. Feidler initiates termination for good reason.

In June 2000, BellSouth entered into an agreement with Mr. Feidler in connection with his joining Cingular, which was then a newly formed, 40% owned joint venture with SBC Communications Inc. (currently AT&T Inc.). Prior to joining Cingular, Mr. Feidler had led BellSouth's wireless operations as President of BellSouth Wireless Services for approximately four years. The Company believed that it was important to BellSouth's shareholders that Mr. Feidler join Cingular in order to provide it with the benefit of his experience and leadership. The June 2000 agreement was intended to incent Mr. Feidler to take the risk of resigning from his position with BellSouth to join this new entity as its Chief Operating Officer and to decline a competing employment offer. The terms of the agreement protected Mr. Feidler against the loss of accrued long-term compensation and responded to the competitive offer. The agreement required Mr. Feidler to remain at Cingular through the end of 2003, which he did. He received a payment of approximately $12,500,000 from BellSouth pursuant to the terms of the agreement. The agreement with Mr. Feidler was terminated when he left his position with Cingular.

Agreement with Mr. Dykes:    Mr. Dykes' employment-related agreement dated May 19, 2003 anticipated that he would remain employed by the Company through 2006, at which time he would retire. Mr. Dykes retired from the Company on December 31, 2005. In addition to retirement benefits to which he is otherwise entitled by virtue of his employment with the Company, pursuant to his agreement with the Company, Mr. Dykes received a cash payment of $2,078,100 as a retirement allowance, an amount equal to 200% of his 2005 base pay plus 100% of his target 2005 bonus.

Since Mr. Dykes' retirement was a part of the Company's succession planning process, the Board of Directors decided that Mr. Dykes should receive the retirement benefits under the provisions of his agreement as if he retired on or after December 31, 2006. Mr. Dykes will also receive payments of the performance share awards granted to him in 2004 and 2005 upon completion of the respective three-year performance periods applicable to such awards as if he continued to be employed by the Company. The actual amounts to be paid to Mr. Dykes in connection with these performance shares will depend on the Company's performance during each respective performance period. In addition, the shares of restricted stock granted to him in 2004 and 2005 became fully vested on the date of his retirement. See Note (B) to the Summary Compensation Table on page 26. Finally, Mr. Dykes is also entitled to an enhancement to his nonqualified pension benefit under the Supplemental Executive Retirement Plan; the value of the enhancement is estimated to be $8,488,300.

Other Special Executive Agreements:    As part of its continuing efforts to retain and motivate its executive talent, during 2000, the Company entered into special agreements with Messrs. Anderson and Dramis. Mr. Anderson's and Mr. Dramis' agreements (each of which were modified in 2005, as previously disclosed) provide for an enhanced pension under the BellSouth Supplemental Executive Retirement Plan ("SERP"). In Mr. Anderson's case, the enhanced SERP benefit is provided if he remains an employee of BellSouth through October 18, 2010. In addition, if prior to his sixty-second birthday, Mr. Anderson is terminated by the Company other than for cause or if he initiates termination for good reason (a constructive discharge), his SERP benefits will be reduced by a three percent (3%) per year early retirement discount (instead of the six percent (6%) per year discount otherwise applicable under the terms of SERP). In Mr. Dramis' case, if he remains an employee of BellSouth at least until age fifty-eight, the enhanced SERP is provided and he will be entitled to post-retirement medical benefits. In addition, if after age fifty-eight Mr. Dramis is terminated by the Company other than for cause, or if he initiates termination for good reason (a constructive discharge), otherwise applicable age-related discounts under SERP are waived. The agreements with Mr. Anderson and Mr. Dramis also provide for a separation payment of two times base pay plus two times their standard bonus for the year in which the separation occurs, if the Company initiates termination other than for cause, or if the executive initiates termination for good reason (a constructive discharge). If such separation occurs prior to the executive becoming retirement eligible, the executive will also receive a cash payment to offset a portion of the value of his unvested options and will be treated under SERP, deferred compensation, and life insurance programs as if he had been retirement eligible. Each agreement contains provisions prohibiting competition with BellSouth and solicitation of BellSouth employees for a period of time following separation.

Change In Control Agreements:    The Company has also entered into severance agreements (which are presently effective until January 1, 2009) with the named executive officers that provide specified payments and enhanced benefits in the event of involuntary termination of employment incident to a change in control of the Company. In such event, in their current positions, each of Messrs. Ackerman, Feidler, Anderson and Dramis would receive payment of an amount equal to three times his annual base pay plus three times his standard annual bonus, plus an immediate cash-out of his bonus for the year of termination (equal to the greater of the full standard bonus for such year or such bonus based on actual performance results through the date of termination). All benefits of each such executive officer under nonqualified deferred compensation plans, supplemental retirement plans, and similar arrangements would in such event be immediately vested and nonforfeitable. These agreements also provide for certain "gross up" payments to compensate these executive officers for any excise taxes incurred in connection with these benefits, and reimbursement for certain outplacement services.

A covered executive officer will be entitled to the benefits under these change in control severance agreements if, within two years after the occurrence of a change in control, his employment is terminated by the Company (other than for cause) or by the executive for good reason. A "change in control" is defined for purposes of these agreements as: (1) the acquisition by a party or certain related parties of 25% or more of the Company's voting securities; (2) a turnover in a majority of the Board of Directors in any period of two consecutive years; (3) certain mergers, consolidations or similar transaction after which the Company's shareholders hold less than sixty percent (60%) of the voting securities of the surviving entity; (4) the sale or disposition of substantially all of the assets of the Company and its subsidiaries; or (5) the liquidation or dissolution of the Company.

Should any of the named executive officers become entitled to the benefits described in both his agreement discussed above and his change in control severance agreement, non-duplication provisions will prevent him from becoming entitled to duplicative benefits.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following tables set forth beneficial ownership of shares of BellSouth common stock by each director, by each named executive officer, by all directors and executive officers as a group, and by the only persons or entities known to BellSouth to beneficially own more than 5% of the outstanding shares of our common stock as of February 3, 2006 (or such other date as indicated below).

Stock Ownership of Directors and Executive Officers

	Beneficial Ownership as of February 3, 2006
Directors/Executive Officers	Current Beneficial Holdings	Shares Subject to Options (A)	Shares and Stock Units Held Under Deferral Plans (B)	Total

F. Duane Ackerman	669,312	5,217,742	117,657	6,004,711

Richard A. Anderson	170,105	1,217,455	9,720	1,397,280

Reuben V. Anderson	5,495	41,727	23,288	70,510

James H. Blanchard	38,710	56,855	41,696	137,261

J. Hyatt Brown	83,444	56,291	14,682	154,417

Armando M. Codina	59,041	56,064	28,809	143,914

Francis A. Dramis, Jr.	154,342	1,044,670	0	1,199,012

Ronald M. Dykes	90,785	1,260,754	17,755	1,369,294

Mark L. Feidler	158,830	160,700	8,052	327,582

Kathleen F. Feldstein	4,000	29,144	19,755	52,899

James P. Kelly	2,000	23,649	21,857	47,506

Leo F. Mullin	16,484	38,524	14,857	69,865

Robin B. Smith	8,000	41,746	15,251	64,997

William S. Stavropoulos	6,400	35,865	24,180	66,445

Directors and Executive Officers as a group (19 persons)	1,785,831	10,847,306	391,427	13,024,564	*

*
These shares represent in the aggregate less than one percent of the outstanding shares.

(A)
Represents shares that may be acquired currently or within sixty days after February 3, 2006 through the exercise of stock options. The exercise price of options is the market price of BellSouth stock on the date of grant and is not discounted. Directors and officers realize value from options only when exercised and only to the extent that the price of BellSouth stock on the exercise date exceeds the price of the stock on the grant date.

(B)
Represents shares of BellSouth stock, phantom stock units and units representing accrued dividends, receipt of which has been deferred pursuant to various deferral plans. The phantom stock units track the performance of BellSouth stock and are payable in cash or stock. Neither the shares nor the units can be voted or transferred.

Stock Ownership of Certain Beneficial Owners as of December 31, 2005

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Common Stock Outstanding

Capital Research and Management Company ("CapRe") (A) 333 South Hope Street Los Angeles, California 90071	219,140,000	12.0%

State Street Bank and Trust Company ("State Street") (B) 225 Franklin Street Boston, Massachusetts 02110	114,542,061	6.3%

(A)
Based on a Schedule 13G/A filed with the Securities and Exchange Commission ("SEC") on February 10, 2006, in which CapRe reported that, as of December 30, 2005, it beneficially owned and had sole dispositive power over 219,140,000 shares of BellSouth common stock; had sole voting power over 50,221,000 of those shares; and had neither shared voting power or shared dispositive power over any of those shares.

(B)
Based on a Schedule 13G filed with the SEC on February 13, 2006, in which State Street, acting in various fiduciary capacities, reported that, as of December 31, 2005, it had shared dispositive power over 114,542,061 shares of BellSouth common stock; sole voting power over 54,000,276 shares; shared voting power over 60,541,785 shares; and did not have sole dispositive power over any shares. State Street disclaimed beneficial ownership of all shares reported therein.

FIVE-YEAR PERFORMANCE COMPARISON

The following graph compares the cumulative total returns of BellSouth Corporation, the Standard & Poor's 500 Composite Index and the S&P 500 Integrated Telecommunication Services Index over a five-year period. The S&P 500 Integrated Telecommunication Services Index includes the following companies: AT&T Inc., BellSouth Corporation, CenturyTel, Inc., Citizens Communications Company, Qwest Communications International Inc., and Verizon Communications Inc.

The graph assumes that $100 was invested on December 31, 2000, with dividends reinvested. Returns are based on end of period prices.

5-Year Cumulative Shareholder Return

	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2004	12/31/2005
BellSouth	100	95	66	75	77	78
S&P 500 Integrated Telecom	100	91	63	63	72	68
S&P 500	100	88	69	88	98	103

MATTERS TO BE VOTED ON

Proposal 1: Election of Directors

At the date of this Proxy Statement, the Board of Directors of BellSouth consists of eleven members, nine of whom are non-management directors. The terms of all directors expire at the 2006 Annual Meeting of Shareholders.

Listed below are the eleven nominees selected by the Director Nominating and Corporate Governance Committee and approved by the Board for submission to the shareholders to serve a one-year term ending on the date of the 2007 Annual Meeting of Shareholders or until their respective successors are elected and qualified. Also listed are the age, principal occupation and certain other biographical information for each nominee.

The Board believes that each director nominee will be able to stand for election. If any nominee becomes unable to stand for election, proxies in favor of that nominee will be voted in favor of the remaining nominees and in favor of any substitute nominee named by the Board upon recommendation of the Director Nominating and Corporate Governance Committee. If you do not wish your shares voted for one or more of the nominees, you may so indicate when you vote.

The eleven nominees who receive the highest number of properly executed votes will be elected as directors.

F. Duane Ackerman, 63, has been a director of BellSouth since 1993. Mr. Ackerman is Chair of the Executive Committee.

He has been BellSouth's Chairman of the Board since 1998 and Chief Executive Officer since 1997. He also served as President from 1997 to 2005. He was Vice Chairman of the Board and Chief Operating Officer from 1995 through 1996.

Mr. Ackerman is also a director of Allstate Corporation.

Reuben V. Anderson, 63, has been a director of BellSouth since February 1994. Mr. Anderson serves on the Finance/Strategic Planning and Executive Committees, and chairs the Public Policy Committee.

He has been a partner in the law firm of Phelps Dunbar, LLP, in Jackson, Mississippi, since 1991. He served as a Mississippi Supreme Court Justice from 1985 to 1990.

Mr. Anderson is also a director of Burlington Resources, Inc.; The Kroger Company; and Trustmark Corporation.

James H. Blanchard, 64, has been a director of BellSouth since February 1994. Mr. Blanchard serves on the Finance/Strategic Planning and Public Policy Committees.

He has been Chairman of the Board of Synovus Financial Corp., a diversified financial services holding company in Columbus, Georgia, since July 2005. He served as Chief Executive Officer of Synovus from 1972 to 2005.

Mr. Blanchard is also a director of Synovus Financial Corp. and Total System Services, Inc.

J. Hyatt Brown, 68, has been a director of BellSouth since February 1994. Mr. Brown serves on the Audit Committee. The Board has determined that Mr. Brown qualifies as financially literate and an audit committee financial expert pursuant to the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange.

He has been Chairman of the Board and Chief Executive Officer of Brown & Brown, Inc., an insurance services company in Daytona Beach, Florida, since 1994.

Mr. Brown is also a director of Brown & Brown; FPL Group, Inc.; International Speedway Corporation; Rock-Tenn Company; and SunTrust Banks, Inc.

Armando M. Codina, 59, has been a director of BellSouth since March 1992 and was appointed Lead Director in 2006. Mr. Codina serves on the Executive and Public Policy Committees, and chairs the Finance/Strategic Planning Committee.

He has been Chairman of the Board and Chief Executive Officer of Codina Group, Inc., a real estate development company in Coral Gables, Florida, since 1979.

Mr. Codina is also a director of AMR Corporation; General Motors Corporation; and Merrill Lynch & Co., Inc.

Mark L. Feidler, 49, has been a director of BellSouth since July 2005.

He has been BellSouth's President and Chief Operating Officer since July 2005. He was appointed Chief Operating Officer on January 1, 2005. He served as Chief Staff Officer in 2004 and was President — BellSouth Wireless Services from 2000 to 2001. He was Chief Operating Officer of Cingular Wireless from 2001 through 2003. He served as President of BellSouth Wireless Services from 2000 to 2001 and President of BellSouth Mobility Inc from 1998 to 2000. He was President of BellSouth Interconnections Services from 1996 to 1998 and Vice President — Corporate Development of BellSouth Corporation from 1993 to 1996.

Kathleen F. Feldstein, 65, has been a director of BellSouth since November 1998. Dr. Feldstein serves on the Audit Committee.

She has been President of Economics Studies, Inc., a private economics consulting firm in Belmont, Massachusetts, since 1987.

Dr. Feldstein is also a director of BlackRock Closed End Funds and Knight Ridder.

James P. Kelly, 62, has been a director of BellSouth since April 2000. Mr. Kelly serves on the Director Nominating and Corporate Governance and Executive Committees, and chairs the Executive Nominating and Compensation Committee.

He served as the Chairman of the Board and Chief Executive Officer of United Parcel Service, Inc., a global express carrier and package distribution logistics company in Atlanta, Georgia, from 1997 until his retirement in 2002.

Mr. Kelly is also a director of Dana Corporation; Hewitt Associates, Inc.; and United Parcel Service, Inc.

Leo F. Mullin, 63, has been a director of BellSouth since March 1998. Mr. Mullin serves on the Executive and Executive Nominating and Compensation Committees, and chairs the Director Nominating and Corporate Governance Committee.

He served as Chief Executive Officer from 1997 through December 2003 and Chairman of the Board from 1999 through May 2004 of Delta Air Lines, Inc., an air transportation company in Atlanta, Georgia. Mr. Mullin currently provides consulting services as a Senior Advisor to Goldman Sachs Capital Partners, a private equity fund group in New York, New York.

Mr. Mullin is also a director of Johnson & Johnson.

Robin B. Smith, 66, has been a director of BellSouth since September 1994. Ms. Smith serves on the Director Nominating and Corporate Governance and the Executive Nominating and Compensation Committees.

She has been Chairman of the Board of Publishers Clearing House, a direct marketing company in Port Washington, New York, since 1996.

Ms. Smith is also a director of The High Yield Plus Fund, Inc. and the independent chair and a director of Jennison/Dryden and Strategic Partners mutual funds, both of which are administered by Prudential Investments LLC.

William S. Stavropoulos, 66, has been a director of BellSouth since November 1997. Mr. Stavropoulos serves on the Executive Committee, and chairs the Audit Committee. The Board has determined that Mr. Stavropoulos qualifies as financially literate and an audit committee financial expert pursuant to the rules of the Securities and Exchange Commission and the listing standards of the New York Stock Exchange.

He has been Chairman of the Board of The Dow Chemical Company, a chemical manufacturing company in Midland, Michigan, since 2000.

Mr. Stavropoulos is also a director of The Dow Chemical Company; Chemical Financial Corporation; Fidelity Group of Funds; Maersk, Inc.; and NCR Corporation.

Your Board of Directors Recommends a Vote "FOR" the Director Nominees Listed Above
(Item 1 on proxy card)

Proposal 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee has appointed the firm of PricewaterhouseCoopers LLP ("PwC") as the independent registered public accounting firm to audit the accounts of BellSouth and its subsidiaries for the year 2006, subject to shareholder ratification. PwC and its predecessor, Coopers & Lybrand LLP, have audited the accounts and records of BellSouth and its subsidiaries since 1984. Representatives of PwC will attend the Annual Meeting and will have the opportunity to make a statement if they desire. They also will be available to answer questions. Pursuant to the Sarbanes-Oxley Act of 2002, PwC rotated its lead audit partner for BellSouth in 2004.

Ratification of the appointment of PwC as BellSouth's independent registered public accounting firm for the year 2006 requires the affirmative vote of a majority of the votes cast.

Your Board of Directors Recommends a Vote "FOR" Proposal 2
(Item 2 on proxy card)

Shareholders' Proposal 3: Disclosure of Political Contributions

The following shareholder proposal may be presented for a vote at the Annual Meeting. The proposal is printed exactly as the shareholders submitted it. Spaces are provided on the accompanying proxy card to vote FOR, AGAINST or ABSTAIN with respect to the proposal.

Walden Asset Management, One Beacon Street, 33rd Floor, Boston, MA 02108; Domini Social Investments, LLC, 536 Broadway, 7th Floor, New York, NY 10012; Sisters of Notre Dame du Namur, 85 Ocean Street, Dorchester, MA 02124; and Glenmary Home Missioners, P.O. Box 465618, Cincinnati, OH 45246 have submitted the following proposal as co-sponsors for consideration at the 2006 Annual Meeting of Shareholders. According to information provided by the proponents at the time they submitted their proposals, they were the beneficial owners of the following shares of BellSouth common stock: Walden Asset Management - 101,300; Domini Social Investments LLC - 471,000; Sisters of Notre Dame du Namur - 300; and Glenmary Home Missioners - 800.

POLITICAL CONTRIBUTIONS REPORT

        Resolved:    The shareholders of BellSouth (the "Company") hereby request that the Company provide a report updated semi-annually, disclosing the Company's:

Monetary and non-monetary contributions to political candidates, political parties, political committees and other political entities organized and operating under 26 USC Sec. 527 of the Internal Revenue Code including the following:

  a.
  An accounting of the Company's funds contributed to any of the persons described above; and

  b.
  The business rationale for the Company's political contributions.

This report shall be posted on the Company's website to reduce costs to shareholders.

        Supporting Statement:    As long-term shareholders of BellSouth, we support policies that apply transparency and accountability to corporate political giving.

Company executives exercise wide discretion over the use of corporate resources for political purposes. They make decisions without a stated business rationale for such donations. We believe shareholders are entitled to know how their company is spending its funds for political purposes. However, although there are various disclosure requirements for political contributions, they are difficult for shareholders to access and they are not complete.

Although the Bi-Partisan Campaign Reform Act enacted in 2002 prohibits corporate contributions to political parties at the federal level, corporate soft money state-level contributions are legal in 49 states, and disclosure standards vary widely. Corporations can also make unlimited contributions to "Section 527" organizations, political committees formed for the purpose of influencing elections, but not supporting or opposing specific candidates. Corporations are not required to report these contributions.

In the 2004 and 2006 election cycles, our company contributed approximately $655,772 and $163,500, respectively, to Section 527 organizations (Figures derived from data provided by http://www.PoliticalMoneyLine.com, an independent campaign finance disclosure website). In 2001-02, BellSouth made at least $1,100,661 in political contributions. (The Center for Responsive Politics: http//www.opensecrets.org/softmoney/index.asp.)

Relying only on the limited data available from the Federal Election Commission, the Internal Revenue Service, the Center for Responsive Politics, a leading campaign finance watchdog organization, and Political Money Line provides an incomplete picture of the Company's political donations. Current disclosure is insufficient to allow the Company's shareholders to fully evaluate the political use of corporate assets.

Absent a system of accountability, corporate executives will be free to use the Company's assets for political objectives that are not shared by and may be inimical to the interests of the Company and its shareholders, potentially harming long-term shareholder value.

As concerned investors we commend our company for posting its political contributions policy on its website last year, in response to a similar resolution. However, there is still no single source of information that provides the information sought by this resolution. This report should represent a minimal cost to the company, as presumably management already monitors corporate resources used for such purposes. We believe that transparency and accountability in this area will advance our company's interests, and help build long-term shareholder value. We urge your support for this critical governance reform.

Board of Directors' Recommendation:

The Board of Directors believes that the adoption of the above proposal would not be in the best interests of the Company and its shareholders and recommends a vote AGAINST the proposal.

BellSouth is in a highly regulated industry and the Company's operations are significantly affected by the actions of elected officials at the local, state and national levels. The Board believes it is in the best interests of our shareholders for the Company to be actively involved in the electoral and legislative processes. The Company does so by contributing prudently to state and local candidates and by contributing to political organizations when such contributions advance BellSouth's business objectives and the interests of our shareholders. In making such contributions, BellSouth is committed to complying with campaign finance and lobbying laws, and changes that may be enacted in the future, including the laws requiring public disclosure of political contributions and lobbying expenses. The amount of BellSouth's contributions is de minimis as compared to the total expenditures of the Company in a year. The adoption of this proposal would add unnecessary costs to the business.

BellSouth's clear business rationale for all political contributions is to build relationships with those who make public policy decisions that could affect BellSouth's ability to deliver value for our shareholders. BellSouth has an internal system of controls that governs these contributions such that they are appropriate and in compliance with laws and regulations. When required by law, BellSouth reports these contributions.

BellSouth's political contributions fall into two categories, each of which is governed by law and subject to a clear and comprehensive oversight process that includes legal review and senior management approval. First, BellSouth has established federal and state political action committees ("PACs"). BellSouth's PACs are supported by voluntary contributions from eligible management employees. A Disbursal Committee made up of employees across all management levels approves all PAC contributions and each contribution receives legal review. Each PAC files reports with various state and federal governmental agencies detailing receipts and disbursements. These reports are available to the public.

The second category of BellSouth's political contributions involves contributions to organizations and entities. The Bipartisan Campaign Reform Act ("BCRA") clearly lays out rules and regulations pertaining to political contributions at the federal level. BellSouth complies with BCRA and with applicable state laws. No corporate funds are expended in this category without the prior written approval of a corporate officer in the Regulatory and External Affairs organization, as well as review by appropriate legal counsel.

Finally, BellSouth's policy regarding political contributions may be found on our website www.bellsouth.com/corporate_governance/political_contributions.html. Although not available in aggregate form, information about contributions to candidates, political committees, party committees and political organizations is already publicly available on various Internet websites. Information pertaining to contributions by BellSouth's Federal PAC may be found at the Federal Elections Commission's website: http://herndon1.sdrdc.com/cgi-bin/com_supopp/C00174060/. Information pertaining to BellSouth's corporate and individual political contributions may be found at these websites: www.politicalmoneyline.com (available by subscription) and www.opensecrets.org.

This proposal would therefore impose unnecessary costs and administrative burdens on your Company without conferring a concomitant benefit on the shareholders. Requiring your Company to expend its resources to prepare the requested reports on information that is already available would not be a productive use of those resources.

For these reasons, the Board of Directors believes that the proposal does not serve the best interests of the Company or its shareholders.

Approval of the shareholder proposal requires the affirmative vote of a majority of the votes cast.

For the Reasons Set Forth Above, Your Board of Directors Recommends
a Vote "AGAINST" Proposal 3 (Item 3 on proxy card)

GENERAL INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and any persons who beneficially own more than 10% of the Company's stock, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of BellSouth stock. Such persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. As a matter of practice, the Company's administrative staff assists the Company's officers and directors in preparing and filing such reports with the SEC.

To the Company's knowledge, based solely on the review of the reports filed by the Company on behalf of these individuals, the copies of such reports furnished to the Company, and written representations that no other reports were required, during the year ended December 31, 2005, all such Section 16(a) filing requirements were met except that James H. Blanchard inadvertently filed a late Form 4 regarding two purchases of shares made on February 8, 2005.

Shareholder Proposals for the 2007 Proxy Statement

Any shareholder satisfying the SEC requirements and wishing to submit a proposal to be included in the Proxy Statement for the 2007 Annual Meeting of Shareholders should submit the proposal, along with proof of ownership of BellSouth stock in accordance with SEC Rule 14a-8(b)(2) promulgated under the Securities Exchange Act of 1934, in writing to BellSouth's principal executive offices, in care of the Office of the Corporate Secretary, BellSouth Corporation, Suite 19A01, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610. Alternatively, it may be faxed to 404-249-3024 or e-mailed to shareholderproposal@bellsouth.com. Failure to deliver a proposal by one of these means may result in it not being deemed timely received. The proposal must be received by November 10, 2006 for BellSouth to consider it for inclusion in the Proxy Statement for the 2007 Annual Meeting of Shareholders.

Other Business for Presentation at the 2007 Annual Meeting

Shareholders who wish to present other business for the 2007 Annual Meeting of Shareholders must notify the Corporate Secretary in writing of their intent. Under BellSouth's By-laws this notification must be received by BellSouth between December 22, 2006 and February 7, 2007. This requirement does not apply to the deadline for submitting shareholder proposals for inclusion in the Proxy Statement (see Shareholder Proposals for the 2007 Proxy Statement above), nor does it apply to questions a shareholder may want to ask at the meeting.

The Company retains discretion to vote proxies it receives with respect to other business proposals received after February 7, 2007. The Company retains discretion to vote proxies it receives with respect to such proposals received prior to February 7, 2007 provided (1) the Company includes in its proxy statement advice on the nature of the proposal and how it intends to exercise its voting discretion, and (2) the proponent does not issue its own proxy statement.

Other Information

Consolidated financial statements for BellSouth Corporation are included in the 2005 Report to Shareholders and in the Annual Report on Form 10-K for the year ended December 31, 2005 filed with the Securities and Exchange Commission, Station Place, 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and the New York Stock Exchange in the United States and the London, Amsterdam and Swiss exchanges. A copy of the 2005 Form 10-K (excluding exhibits) will be furnished, without charge, by writing to BellSouth Investor Relations, Room 14B06, 1155 Peachtree Street, N.E., Atlanta, Georgia 30309-3610. The Form 10-K is also available on BellSouth's website at www.bellsouth.com/investor. Click on "SEC Filings."

Solicitation of Proxies

BellSouth will pay the cost of soliciting proxies. BellSouth has retained Morrow & Co., Inc. to solicit proxies by mail, in person or by telephone, at an estimated cost of $25,000 plus reimbursement of reasonable out-of-pocket expenses. In addition, employees of BellSouth may likewise solicit proxies on behalf of the Company.

The above Proxy Statement and Notice of 2006 Annual Meeting of Shareholders is sent by order of the BellSouth Board of Directors.

Rebecca M. Dunn
Senior Vice President — Corporate Compliance and Corporate Secretary
Dated: March 10, 2006

MAP AND DIRECTIONS FOR THE 2006 ANNUAL MEETING of SHAREHOLDERS

North
Dobbins Air Force Base
285
41
Two Galleria Parkway
75
85
285
20
Atlanta
285
75/85
Atlanta Hartsfield/Jackson Airport
85
75
I-285
P
P
MALL
GALLERIA DR.
COBB GALLERIA CENTRE
P
COBB PKWY. (U.S. 41)
AKERS MILL RD.
CUMBERLAND MALL

BellSouth Annual Meeting of Shareholders

Monday, April 24, 2006
8:00 a.m. Eastern time — Doors Open
9:00 a.m. Eastern time — Meeting Begins

DIRECTIONS TO THE COBB GALLERIA CENTRE, TWO GALLERIA PARKWAY, ATLANTA, GEORGIA

Northbound on I-75:    Take exit 259B (I-285 Westbound). Take Cobb Pkwy./U.S. Hwy. 41 exit. Turn left at traffic light, southbound onto Cobb Pkwy. Continue under overpass and make a left turn at second traffic light onto Galleria Drive.

Southbound on I-75:    Take exit 259 (I-285 Westbound). Take the Cobb Pkwy./U.S. Hwy. 41 exit. Turn left at traffic light, southbound onto Cobb Pkwy. Continue under overpass and make a left turn at second light onto Galleria Drive.

Westbound on I-285:    Take exit 20 (Cobb Pkwy./U.S. Hwy. 41). Turn left at traffic light, southbound onto Cobb Pkwy. Continue under overpass and make a left turn at second traffic light onto Galleria Drive.

Eastbound on I-285:    Take exit 19 (Cobb Pkwy./U.S. Hwy. 41) and turn right onto Cobb Pkwy. headed south. Turn left at next traffic light onto Galleria Drive.

BellSouth Corporation
1155 Peachtree Street, N.E.
Atlanta, GA 30309-3610
www.bellsouth.com/investor

Printed on Recycled Paper

Subject: BellSouth's 2006 Annual Meeting Materials and Proxy Voting

Dear BellSouth Shareholder,

This message is to notify you that the 2006 Annual Meeting of BellSouth Shareholders will be held in Atlanta, Georgia on Monday, April 24, 2006 at 9:00 a.m. Eastern time. This notice is provided to you as an M-Link participant in lieu of paper documents and is the only notice you will receive.

The "Notice of 2006 Annual Meeting of Shareholders and Proxy Statement" document is a critical element of the corporate governance process. Its purpose is to answer your questions, provide information about BellSouth's Board of Directors and executive officers, and present proposals that require your vote. We encourage you to take time to read each proposal in the Proxy Statement and vote promptly, either by the Internet or telephone.

To vote your proxy, you will need to use your unique control number.

Your unique control number is: XXXXXXXXXXX

Retain this important number until you have voted your proxy!

Vote your proxy online at http://www.proxyvoting.com/bls.

To vote by telephone, call toll-free 1-866-540-5760 and follow the prompts.

Your vote is important. Please vote your proxy.

Additional Important Information

For BellSouth's 2005 financial results, the Chairman's letter and other useful information about BellSouth, refer to this year's online Annual Report.

For Internet and telephone voting availability and deadlines, refer to Questions and Answers about Voting and the Annual Meeting.

For technical assistance with voting, call toll-free 1-877-807-8895.

If you would like a hard copy of the Notice of 2006 Annual Meeting of Shareholders and Proxy Statement and/or the BellSouth 2005 Annual Report, they can be printed from http://www.bellsouth.com/investor/reports.html or you can call toll-free 1-800-969-2372 and request a copy to be mailed to you.

If you plan to attend the Annual Meeting, print this notice and bring it with you to use as your admission ticket on Monday, April 24, 2006 at 9:00 a.m. Eastern time.

PROXY

This proxy is solicited on behalf of the BellSouth Board of Directors for the 2006 Annual Meeting of Shareholders to be held on April 24, 2006.

The undersigned hereby appoints James P. Kelly, Leo F. Mullin and William S. Stavropoulos, and each of them, proxies with full power of substitution to vote all shares of BellSouth common stock of the undersigned at the Annual Meeting of Shareholders and at any adjournment or postponement thereof, upon all subjects that may properly come before the meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on the reverse side of this card. If no directions are given, the proxies will vote for the election of all listed nominees, in accordance with the Directors' recommendations on the other matters listed on the reverse side of this card, and at their discretion on any other matter that may properly come before the meeting.

This card provides voting instructions for all shares registered in your name. For employees of BellSouth and Cingular Wireless, it also provides voting instructions for shares held in the various benefit plans.

Your vote is important. If you choose to vote by mail, please sign and date on the reverse and return promptly in the enclosed envelope; or mail to BellSouth Shareholder Services—Proxy Department, P.O. Box 3510, South Hackensack, NJ 07606-9210.

Please vote, sign and date on the other side.

Indicate any address change below, and mark the address change box on the other side.

/\ Proxy Card: Detach above and return if voting by mail.

2006 Annual Meeting of Shareholders
Two Galleria Parkway, Atlanta, Georgia
Monday, April 24, 2006
8:00 a.m. Eastern time—Doors Open
9:00 a.m. Eastern time—Meeting Begins

DIRECTIONS:

Northbound on I-75: Take exit 259B (I-285 Westbound). Take the Cobb Pkwy./U.S. Hwy. 41 exit. Turn left at traffic light, southbound onto Cobb Pkwy. Continue under overpass and make a left turn at second traffic light onto Galleria Drive.

 Southbound on I-75: Take exit 259 (I-285 Westbound). Take the Cobb Pkwy./U.S. Hwy. 41 exit. Turn left at traffic light, southbound onto Cobb Pkwy. Continue under overpass and make a left turn at second traffic light onto Galleria Drive.

 Westbound on I-285: Take exit 20 (Cobb Pkwy./U.S. Hwy. 41). Turn left at traffic light, southbound onto Cobb Pkwy. Continue under overpass and make a left turn at second traffic light onto Galleria Drive.

Eastbound on I-285: Take exit 19 (Cobb Pkwy./ U.S. Hwy. 41) and turn right onto Cobb Pkwy. headed south. Turn left at next traffic light onto Galleria Drive.

Mark here for address change and see other side.	☐

			Directors recommend a vote "FOR"							Directors recommend a vote "AGAINST"

		For	Withhold Authority	For All Except*			For	Against	Abstain			For	Against	Abstain
1.	Elect All Director Nominees	☐	☐	☐	2.	Ratify the Appointment of the Independent Registered Public Accounting Firm	☐	☐	☐	3.	Shareholder Proposal re: Disclosure of Political Contributions	☐	☐	☐

01 F. D. Ackerman 02 R. V. Anderson 03 J. H. Blanchard 04 J. H. Brown			05 A. M. Codina 06 M. L. Feidler 07 K. F. Feldstein 08 J. P. Kelly			09 L. F. Mullin 10 R. B. Smith 11 W. S. Stavropoulos
*Exceptions:

To withhold voting for a particular nominee, mark the "For All Except" box and enter name(s) of the exception(s) in the space provided.

										Discontinue mailing to me the Annual Report to Shareholders.				☐
Signature(s)	Date

NOTE: Please sign as name appears above. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

/\ Proxy Card: Detach above and return if voting by mail. \/ Admission Ticket: Keep the below portion for admission or your records.

Proxy Card and Admission Ticket

Dear Shareholder:

Your proxy voting card is attached above. Your vote is important and we encourage you to vote promptly using one of the following methods. If you choose to vote by Internet or telephone, follow the instructions provided when you access the system. If you vote your proxy over the Internet or by telephone, please do not mail your proxy card.

Vote by Internet www.proxyvoting.com/bls			Vote by Telephone 1-866-540-5760			Vote by Mail
1.	Have this proxy card in hand.	OR	1.	Have this proxy card in hand.	OR	1.	Mark, sign and date this proxy card.
2.	Access www.proxyvoting.com/bls.		2.	Call 1-866-540-5760		2.	Return the card in the enclosed
3.	Follow the steps provided on the			toll-free using a Touch-Tone phone.			postage-paid envelope, or mail it to:
	secure website.		3.	Follow the recorded instructions.			BellSouth Shareholder Services Proxy Department P.O. Box 3510 South Hackensack, NJ 07606-9210

Admission Ticket—2006
Annual Meeting of Shareholders
Monday, April 24, 2006
9:00 a.m. Eastern time
(See the directions/map on back.)

View webcast on the Internet at
www.bellsouth.com/investor

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QuickLinks

NOTICE OF THE 2006 ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT TABLE OF CONTENTS
PROXY STATEMENT
QUESTIONS AND ANSWERS ABOUT VOTING AND THE ANNUAL MEETING
STRUCTURE AND PRACTICES OF THE BOARD OF DIRECTORS
Committees of the Board
DIRECTOR NOMINATING AND CORPORATE GOVERNANCE COMMITTEE REPORT
AUDIT COMMITTEE REPORT
FEES AND SERVICES OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EXECUTIVE NOMINATING AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
EXECUTIVE COMPENSATION
BENEFICIAL OWNERSHIP OF COMMON STOCK
FIVE-YEAR PERFORMANCE COMPARISON
5-Year Cumulative Shareholder Return
MATTERS TO BE VOTED ON
Proposal 1: Election of Directors
Proposal 2: Ratification of the Appointment of the Independent Registered Public Accounting Firm
Shareholders' Proposal 3: Disclosure of Political Contributions
POLITICAL CONTRIBUTIONS REPORT
GENERAL INFORMATION
MAP AND DIRECTIONS FOR THE 2006 ANNUAL MEETING of SHAREHOLDERS